                                                                  Exhibit (d)(2)

                          AGREEMENT AND PLAN OF MERGER

                                       BY

                                       AND

                                      AMONG

                          FOX & HOUND RESTAURANT GROUP,

                              F&H ACQUISITION CORP.

                                       AND

                             NPSP ACQUISITION CORP.

                          DATED AS OF JANUARY 30, 2006

                                TABLE OF CONTENTS

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                                      iii

                          AGREEMENT AND PLAN OF MERGER

       This Agreement and Plan of Merger (this  "AGREEMENT") is made and entered into as of  January  30,  2006,  by and among Fox & Hound  Restaurant  Group,  a
Delaware  corporation  (the  "COMPANY"),   F&H  Acquisition  Corp.,  a  Delaware
corporation  ("PURCHASER"),  and NPSP Acquisition Corp., a Delaware  corporation and wholly-owned subsidiary of Purchaser ("MERGER SUB"), and solely for purposes of Section 8.15,  Newcastle Partners,  L.P., a Texas limited partnership ("NP"), and Steel Partners II, L.P., a Delaware limited  partnership  (together with NP, the "SPONSORS").

                                   WITNESSETH:

       A.     On  January  6,  2006,  Purchaser,  Merger  Sub and  the  Sponsors
commenced  a cash  tender  office,  which was  amended on January  13,  2006 and
January  26,  2006  (as  amended  and as may be  amended  from  time  to time as permitted by this Agreement, the "Offer"), to purchase and acquire all shares of the issued and outstanding  common stock, par value $0.01 per share (the "COMMON
Stock"), of the Company for $16.30 per share of Common Stock (such amount or any greater  amount  per share of Common  Stock  paid  pursuant  to the Offer  being hereinafter  referred to as the "OFFER  PRICE,"  and the shares of Common  Stock being  hereinafter  referred  to as the  "SHARES"),  subject  to any  applicable withholding for Taxes (as such term is defined in Section  2.17(g)),  net to the seller in cash,  upon the terms and subject to the  conditions set forth in this
Agreement.

       B.     The Company  entered  into an Amended and Restated  Agreement  and
Plan of Merger, dated as of January 17, 2006 (the "LLCP Merger Agreement"), with
Fox  Acquisition  Company,  a Delaware  corporation  ("Purchaser"),  F&H Finance
Corp.,  a Delaware  corporation  and wholly owned  subsidiary of Purchaser,  and
Levine Leichtman Capital Partners III, L.P., a California limited partnership.

       C.     The Board of  Directors of the Company  (the  "BOARD")  determined that the terms and conditions  set forth in this Agreement  constitute a Company
Superior Offer (as that term is defined in the LLCP Merger Agreement).

       D.     The Board and the respective Boards of Directors of Merger Sub and
Purchaser  deem it  advisable  and in the best  interests  of  their  respective stockholders  that  Purchaser  acquire the Company upon the terms and subject to the conditions provided for in this Agreement.

       E.     The special  committee  of the Board of  Directors  of the Company
(the "SPECIAL COMMITTEE") has unanimously  recommended to the Board of Directors of the  Company  (the  "BOARD")  that  the  Board  approve,  and the  Board  has unanimously approved the Agreement, the Offer and the Merger (as defined below), and the  Board  has  determined  that  such  approval  is  sufficient  to render inapplicable to this Agreement, the Offer, the Merger and the other transactions contemplated  by this  Agreement  the  restriction  against the  parties  hereto engaging in any business combination as set forth in Section 203 of the Delaware
General  Corporation Law ("DGCL") and has determined  that this  Agreement,  the
Offer and the Merger and the  transactions  contemplated  hereby and thereby are

                                       1

fair to and in the best interests of the Company and its  stockholders,  and has resolved to  recommend  that  holders of Shares  accept the Offer,  tender their
Shares to Merger Sub pursuant to the Offer and adopt this Agreement.

       F.     The Board of Directors of each of Purchaser (on its own behalf and as the sole  stockholder  of Merger  Sub),  Merger Sub and the Company have each approved  this  Agreement and the merger of Merger Sub with and into the Company
(the "MERGER"),  with the Company continuing as the surviving corporation in the
Merger in  accordance  with the DGCL and, in each such case,  upon the terms and conditions set forth in this Agreement.

       G.     The Company has terminated the LLCP Merger Agreement.

       NOW,  THEREFORE,  in  consideration of the  representations,  warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                               TERMS OF THE MERGER

1.1.   THE OFFER.

       (a)    Merger Sub  commenced  (within the meaning of Rule 14d-2 under the
Securities  Exchange  Act of 1934,  as  amended  (together  with the  rules  and regulations promulgated thereunder, the "EXCHANGE ACT")) the Offer on January 6,
2006.  The Offer  shall  remain  open  until  midnight  (New York City  time) on
Thursday,  February 16, 2006 (the "INITIAL  EXPIRATION  DATE"),  unless extended pursuant to the terms of this Agreement.  The obligation of Merger Sub to accept for payment and to pay for any Shares validly  tendered and not withdrawn  prior to the  expiration  of the Offer (as it may be extended in  accordance  with the requirements of this Section  1.1(a)) shall be subject only to the  satisfaction or waiver by  Purchaser  or Merger Sub of the  following  conditions:  (i) there being validly  tendered and not withdrawn  prior to the  expiration of the Offer that number of shares of Common Stock which,  together with any shares of Common
Stock then owned by  Purchaser,  Merger  Sub,  the  Sponsors  or any  affiliates thereof,  represents  at  least  a  majority  of  the  shares  of  Common  Stock outstanding on a  fully-diluted  basis (the "MINIMUM  CONDITION");  and (ii) the other conditions set forth in Annex A hereto.  Subject to the prior satisfaction or waiver by  Purchaser  or Merger Sub of the  Minimum  Condition  and the other conditions of the Offer set forth in Annex A hereto, Merger Sub shall consummate the Offer in  accordance  with its terms and accept for  payment and pay for all
Shares  tendered and not withdrawn  promptly  following the acceptance of Shares for payment  pursuant to the Offer. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE")  that contains the terms set forth in this
Agreement,  the Minimum  Condition  and only the other  conditions  set forth in
Annex A hereto.  Merger Sub  expressly  reserves  the right to waive any of such conditions,  to increase  the Offer  Price and to make any other  changes in the terms of the Offer; PROVIDED,  HOWEVER, that Merger Sub shall not, and Purchaser shall cause  Merger Sub not to,  decrease  the Offer  Price,  change the form of consideration  payable in the Offer, decrease the number of Shares sought in the offer,  impose additional  conditions to the Offer,  extend the Offer beyond the
Initial  Expiration  Date,  purchase any Shares  pursuant to the Offer that when added to Shares owned by Purchaser and its affiliates  would represent less than the Minimum  Condition  or amend any other term or condition of the Offer in any manner  adverse to the  holders of the  Shares,  in each case  without the prior written  consent of the Company (such consent to be authorized by the Board or a duly authorized  committee thereof).  Notwithstanding the foregoing,  Merger Sub may,  without  the  consent of the  Company,  prior to the  termination  of this
Agreement,  (i)  if,  at  any  scheduled  expiration  of  the  Offer  any of the conditions to Merger Sub's  obligation  to accept Shares for payment  (including without  limitation  the Minimum  Condition)  shall not be  satisfied or waived, extend the Offer beyond the then  applicable  expiration date thereof for a time period  reasonably  necessary  to  permit  such  condition  to be  satisfied  in increments  of not more than five  business  days each, or (ii) extend the Offer for any period required by any rule,  regulation or interpretation of the United
States  Securities  and  Exchange  Commission  ("SEC"),  or the  staff  thereof, applicable to the Offer, or (iii) if, at any scheduled  expiration of the Offer, the number of shares of Common Stock that shall have been  validly  tendered and not  withdrawn  pursuant to the Offer,  together with any shares of Common Stock then owned by  Purchaser  or Merger Sub  satisfies  the  Minimum  Condition  but represents less than 90% of the shares of Common Stock  outstanding,  extend the
Offer (one or more times) for an  aggregate  additional  period of not more than twenty  (20)  business  days.  Merger Sub may also,  without  the consent of the
Company,  and shall if  requested by the  Company,  make  available a subsequent offering  period in  accordance  with Rule 14d-11  under the Exchange Act of not less than ten business days nor more than 20 business days.

       (b)    On January 6, 2006,  Purchaser and Merger Sub filed with the SEC a
Tender Offer Statement on Schedule TO, which was amended on January 13, 2006 and
January 26, 2006  (together with all amendments  and  supplements  thereto,  the
"SCHEDULE TO"), with respect to the Offer.  Merger Sub shall amend and Purchaser shall cause Merger Sub to amend as promptly as reasonably  practicable after the date hereof the  Schedule TO to reflect the terms of the Offer,  as set forth in this Agreement. The Schedule TO contained or incorporated by reference the Offer to  Purchase  and  forms of the  related  letter  of  transmittal  and all other ancillary  Offer  documents  (collectively,  together  with all  amendments  and supplements  thereto,  the "OFFER  DOCUMENTS").  Purchaser  and Merger Sub shall cause the Offer Documents to be disseminated to the holders of the Shares as and to the extent  required by applicable  federal  securities  laws.  Purchaser and
Merger Sub, on the one hand, and the Company,  on the other hand,  will promptly correct any information  provided by it for use in the Offer Documents if and to the  extent  that it shall  have  become  false or  misleading  in any  material respect,  and Merger Sub will cause the Offer  Documents  as so  corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel  shall be given a reasonable  opportunity  to review and comment upon any  amendment or supplement to the Schedule TO before it is filed with the
SEC. In addition,  Purchaser and Merger Sub agree to provide the Company and its counsel with any comments, whether written or oral, that Purchaser or Merger Sub or their  counsel may  receive  from time to time from the SEC or its staff with respect to the Offer  Documents  promptly after the receipt of such comments and to consult  with the  Company and its counsel  prior to  responding  to any such comments.

1.2.   COMPANY ACTIONS.

       (a)    The  Company  hereby  approves  of and  consents  to the Offer and represents and warrants that the Special  Committee has unanimously  recommended to the Board that the Board  approve this  Agreement,  the Offer and the Merger, and the Board,  at a meeting duly called and held, has (i)  determined  that the terms of the Offer and the Merger are fair to and in the best  interests  of the stockholders of the Company,  (ii) approved this Agreement and the  transactions contemplated  hereby,  including the Offer and the Merger,  and (iii) subject to
Section 4.8,  resolved to recommend that the  stockholders of the Company accept the  Offer,  tender  their  Shares  to Merger  Sub  thereunder  and  adopt  this
Agreement.  The Company hereby  consents to the inclusion in the Offer Documents of the  recommendation  of the Board and the  approval of the Special  Committee described  in the  immediately  preceding  sentence,  and the Company  shall not permit the  recommendation  of the Company's  Board to be modified in any manner adverse to Purchaser or Merger Sub or to be withdrawn by the Company's  Board or the Special Committee, except as provided in Section 4.8(b) hereof.

       (b)    On  January  20,   2006,   the  Company   filed  with  the  SEC  a
Solicitation/Recommendation  Statement on Schedule  14D-9,  which was amended on
January 26, 2006  (together with all amendments  and  supplements  thereto,  the
"SCHEDULE 14D-9") with respect to the Offer. The Company shall amend as promptly as reasonably  practicable  after the date hereof the Schedule  14D-9 to reflect the terms of the Offer,  as set forth in this  Agreement,  which amendment shall contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof, subject to Section 4.8. The Company  further agrees to take all steps  necessary to cause the Schedule 14D-9 to be  disseminated  to holders of the Shares as and to the extent required by applicable  federal  securities laws. The Company,  on the one hand,  and each of  Purchaser  and Merger Sub,  on the other hand,  will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or  misleading in any material respect,  and the Company  will cause the  Schedule  14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal  securities laws.  Purchaser and its counsel  shall be given a reasonable  opportunity  to review and comment upon any amendment or  supplement to the Schedule  14D-9 before it is filed with the SEC. In addition,  the Company agrees to provide  Purchaser,  Merger Sub and their counsel with any comments,  whether  written or oral,  that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and to consult with  Purchaser,  Merger Sub and their  counsel  prior to responding to any such comments.

       (c)    The  Company  has  furnished   Merger  Sub  with  mailing   labels
containing  the names and  addresses  of all  record  holders of Shares and with security  position listings of Shares held in stock  depositories,  each as of a recent date,  together  with all other  available  listings  and computer  files containing names, addresses and security position listings of record holders and non-objecting  beneficial owners of Shares. The Company shall furnish Merger Sub
with  such  additional  information,   including,  without  limitation,  updated
listings and computer  files of holders of Shares,  mailing  labels and security position listings,  and such other assistance as Purchaser,  Merger Sub or their agents  may  reasonably  require  in  communicating  the Offer to the record and beneficial holders of Shares.

1.3.   DIRECTORS OF THE COMPANY.

       (a)    Immediately  upon the purchase of and payment for Shares by Merger
Sub or any of its affiliates pursuant to the Offer following satisfaction of the
Minimum  Condition,  Purchaser  shall be  entitled to  designate  such number of directors,  rounded up to the next whole number, on the Board as is equal to the product  obtained by multiplying  the total number of directors on such Board by the percentage  that the number of Shares so purchased and paid for bears to the total number of Shares then outstanding, but in no event less than a majority of the number of directors.  In furtherance  thereof,  the Company and its Board of
Directors  shall,  after the purchase of and payment for Shares by Merger Sub or any of its  affiliates  pursuant  to the  Offer,  upon  request  of Merger  Sub, immediately increase the size of its Board of Directors, secure the resignations of such  number  of  directors  or  remove  such  number  of  directors,  or any combination of the foregoing, as is necessary to enable Purchaser's designees to be so elected to the Company's Board and shall cause Purchaser's designees to be so elected and shall  comply with  Section  14(f) of the  Exchange  Act and Rule
14f-1 promulgated  thereunder in connection therewith.  In the event that Merger
Sub  requests  the  resignation  of  directors  of the  Company  pursuant to the immediately  preceding  sentence,  the Company shall cause such directors of the
Company to resign as may be designated  by Merger Sub in a writing  delivered to the Company.  Immediately  upon the first  purchase of and payment for Shares by
Merger Sub or any of its affiliates pursuant to the Offer, the Company shall, if requested  by  Purchaser,  also  cause  directors  designated  by  Purchaser  to constitute at least the same percentage (rounded up to the next whole number) of each committee of the Board as is on the Board.  Notwithstanding  the foregoing, if Shares  are  purchased  pursuant  to the  Offer,  the  Company  shall use its commercially  reasonable  efforts  to  assure  that  there  shall be  until  the
Effective Time (as hereinafter defined) at least two of the members of the Board who are  directors on the date hereof and are not employees of the Company (each a "CONTINUING DIRECTOR").  In addition to any indemnification rights pursuant to this Agreement or the Company's  Certificate of  Incorporation,  as amended (the
"CERTIFICATE OF INCORPORATION") and Bylaws, the Continuing  Directors as a group shall be entitled to retain  independent legal counsel at Company expense if and to the extent  that  issues are  presented  to them that  involve a conflict  of interest  for Company  counsel.  The Company  and its Board of  Directors  shall promptly  take all actions as may be necessary to comply with their  obligations under this  Section  1.3(a).  If at any time prior to the  Effective  Time there shall be in office only one Continuing  Director for any reason, the Board shall be entitled to appoint a person who is not an officer or employee of the Company or any subsidiary  designated by the remaining  Continuing Director to fill such vacancy  (and such person  shall be deemed to be a  Continuing  Director for all purposes of this  Agreement),  and if at any time prior to the Effective Time no
Continuing  Directors  then remain,  the other  directors of the Company then in office shall use their commercially  reasonable efforts to designate two persons to fill such  vacancies  who are not officers or employees or  affiliates of the
Company,  its  subsidiaries,  Purchaser or Merger Sub or any of their respective affiliates (and such persons shall be deemed to be Continuing  Directors for all purposes of this Agreement).

       (b)    The Company shall promptly take all actions  required  pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order
to  fulfill  its  obligations   under  Section  1.3(a),   including  mailing  to
stockholders  together with the Schedule 14D-9 the information  required by such
Section 14(f) and Rule 14f-1 as is necessary to enable Purchaser's  designees to be elected to the Board. Purchaser and Merger Sub will supply the Company and be solely  responsible for any information with respect to them and their nominees, officers,  directors  and  affiliates  required by such  Section  14(f) and Rule
14f-1.

       (c)    Following  the  election  of  Purchaser's  designees  to the Board pursuant to this Section 1.3 and prior to the Effective  Time, (i) any amendment or termination of this Agreement by the Company, (ii) any extension or waiver by the Company of the time for the  performance of any of the  obligations or other acts of Purchaser or Merger Sub under this Agreement, or (iii) any waiver of any of the  Company's  rights  hereunder  or any other  action that could  adversely effect  in  any  material  respect  the  rights  of the  Company's  stockholders hereunder shall, in any such case,  require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company (the "INDEPENDENT DIRECTOR APPROVAL").

1.4.   THE MERGER.

       Upon the terms and  subject  to the  conditions  of this  Agreement,  the
Merger shall be consummated in accordance  with the DGCL. At the Effective Time, upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the DGCL and the separate existence of Merger Sub shall thereupon cease and the Company,  as the surviving corporation  in the Merger (the  "SURVIVING  CORPORATION"),  shall  continue its corporate  existence  under the laws of the State of Delaware as a  wholly-owned subsidiary  of  Purchaser.  It is intended  that the Merger  shall  constitute a taxable  purchase of the Shares by Purchaser  for  federal,  state and local tax purposes.

1.5.   THE CLOSING; EFFECTIVE TIME.

       (a)    The closing of the Merger (the "CLOSING")  shall take place at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65
East 55th Street,  New York, New York 10022,  at 10:00 a.m. local time on a date to be specified by the parties  which shall be no later than the third  business day after the date that all of the  closing  conditions  set forth in Article VI have been satisfied or waived (if waivable),  unless another time, date or place is agreed upon in writing by the parties hereto.

       (b)    Subject to the provisions of this  Agreement,  on the Closing Date the parties  shall file with the  Secretary  of State of the State of Delaware a certificate of merger in accordance with the DGCL (the  "CERTIFICATE OF MERGER")
executed in accordance  with the relevant  provisions of the DGCL and shall make all other filings or recordings  required  under the DGCL in order to effect the
Merger.  The Merger shall become effective upon the filing of the Certificate of
Merger or at such other time as is agreed by the parties hereto and specified in the  Certificate of Merger.  The time when the Merger shall become  effective is herein  referred to as the "EFFECTIVE  TIME" and the date on which the Effective
Time occurs is herein referred to as the "CLOSING DATE."

1.6.   CONVERSION OF SECURITIES.

       At the  Effective  Time,  by virtue of the Merger and without any action on the part of the holders of any securities of Merger Sub or the Company:

       (a)    Each Share that is owned by  Purchaser  or Merger  Sub, or that is owned by the Company as treasury  stock,  shall  automatically  be cancelled and retired and shall cease to exist,  and no  consideration  shall be  delivered in exchange therefor.

       (b)    Each  issued  and  outstanding  Share  (other  than  Shares  to be cancelled in accordance  with Section  1.6(a) hereof and  Dissenting  Shares (as defined in Section 1.9 below)) shall  automatically  be converted into the right to  receive  the Offer  Price in cash  (the  "MERGER  CONSIDERATION"),  payable, without  interest,  to the holder of such Share  upon  surrender,  in the manner provided in Section 1.7 hereof, of the certificate that formerly  evidenced such
Share.  All such Shares,  when so converted,  shall no longer be outstanding and shall  automatically be cancelled and retired and shall cease to exist, and each holder of a  certificate  representing  any such Shares  shall cease to have any
rights  with   respect   thereto,   except  the  right  to  receive  the  Merger
Consideration therefor upon the surrender of such certificate in accordance with
Section 1.7 hereof.

       (c)    Each issued and  outstanding  share of common  stock of Merger Sub shall be converted into one validly issued,  fully paid and nonassessable  share of common stock of the Surviving Corporation.

1.7.   TENDER OF AND PAYMENT FOR CERTIFICATES.

       (a)    PAYING  AGENT.  Prior  to  the  Effective  Time,  Purchaser  shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares  (other than Shares held by  Purchaser,  the
Company  and any of their  respective  subsidiaries  and  Dissenting  Shares) in connection  with the Merger  (the  "PAYING  AGENT")  to  receive  in trust,  the aggregate Merger  Consideration to which holders of Shares shall become entitled pursuant to Section 1.6(b) hereof. Purchaser shall deposit such aggregate Merger
Consideration  with the Paying Agent promptly following the Effective Time. Such aggregate Merger Consideration shall be invested by the Paying Agent as directed by Purchaser.

       (b)    EXCHANGE PROCEDURES.  Promptly after the Effective Time, Purchaser and the Surviving Corporation shall cause to be mailed to each holder of record, as of the Effective Time, of a certificate or  certificates,  which  immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"), whose Shares were converted  pursuant to Section 1.6(b) hereof into the right to receive the Merger  Consideration,  a letter of transmittal (which shall specify that delivery shall be effected,  and risk of loss and title to the Certificates shall pass,  only upon proper  delivery of the  Certificates to the Paying Agent and  shall be in such form and have  such  other  provisions  as  Purchaser  may reasonably  specify) and  instructions for use in effecting the surrender of the
Certificates  in exchange  for the Merger  Consideration.  Upon  surrender  of a
Certificate  for  cancellation  to the Paying  Agent or to such  other  agent or agents  as  may  be  appointed  by  Purchaser,  together  with  such  letter  of transmittal,  properly  completed  and  duly  executed  in  accordance  with the instructions  thereto,  the  holder of such  Certificate  shall be  entitled  to receive in exchange  therefor the Merger  Consideration  for each Share formerly represented  by such  Certificate,  and the  Certificate  so  surrendered  shall forthwith be cancelled.  No interest will be paid or accrued on the cash payable upon the surrender of the Certificates.  If payment of the Merger  Consideration is to be made to a person  other than the  person in whose name the  surrendered
Certificate  is  registered,  it  shall  be a  condition  of  payment  that  the
Certificate so surrendered  shall be properly  endorsed or shall be otherwise in proper form for transfer and that the person  requesting such payment shall have paid all transfer and other Taxes required by reason of the issuance to a person other than the registered  holder of the  Certificate  surrendered or shall have established  to the  satisfaction  of the  Surviving  Corporation  that such Tax either has been paid or is not applicable.  Until surrendered as contemplated by this  Section  1.7,  each  Certificate  shall be  deemed  at any time  after the
Effective Time to represent  only the right to receive the Merger  Consideration for each Share in cash as contemplated by Section 1.6(b) hereof.

       (c)    TRANSFER BOOKS; NO FURTHER  OWNERSHIP RIGHTS IN THE SHARES. At the
Effective  Time, the stock  transfer  books of the Company shall be closed,  and thereafter there shall be no further  registration of transfers of the Shares on the records of the Company.  From and after the Effective  Time,  the holders of
Certificates evidencing ownership of the Shares outstanding immediately prior to the  Effective  Time shall cease to have any rights with respect to such Shares, except as  otherwise  provided  for herein or by  applicable  law. If, after the
Effective Time,  Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

       (d)    TERMINATION  OF FUND;  NO  LIABILITY.  At any time  following  the six-month  anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds  (including  any interest  received with respect  thereto)  which had been made  available to the
Paying Agent, and holders shall be entitled to look to the Surviving Corporation
(subject to abandoned  property,  escheat or other similar laws) only as general creditors  thereof  with  respect to the Merger  Consideration  payable upon due surrender of their  Certificates  without any interest thereon.  Notwithstanding the foregoing,  neither the Surviving  Corporation  nor the Paying Agent nor any
party  hereto  shall  be  liable  to any  holder  of a  Certificate  for  Merger
Consideration  delivered  to  a  public  official  pursuant  to  any  applicable abandoned property, escheat or similar law.

       (e)    LOST,  STOLEN  OR  DESTROYED   CERTIFICATES.   In  the  event  any
Certificate(s) shall have been lost, stolen or destroyed,  upon the making of an affidavit of that fact by the person  claiming such  Certificate(s)  to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such sum as Purchaser may reasonably  direct as indemnity  against any claim that may be made  against any party  hereto or the  Surviving  Corporation with respect to such  Certificate(s),  the Paying Agent will disburse the Merger
Consideration  pursuant  to  Section  1.6(b)  payable  in  respect of the Shares represented by such lost, stolen or destroyed Certificate(s).

       (f)    WITHHOLDING  TAXES.  Purchaser and Merger Sub shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold,  from the
Offer Price or the Merger  Consideration  payable to a holder of Shares pursuant to the Offer or the Merger any such amounts as are  required  under the Internal
Revenue Code of 1986, as amended (the "CODE"),  or any  applicable  provision of state,  local or foreign Tax law. To the extent that  amounts are so withheld by
Purchaser or Merger Sub, such withheld amounts shall be treated for all purposes of this  Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Purchaser or Merger Sub.

1.8.   OPTIONS.

       (a)    With respect to all  outstanding  options to purchase  Shares (the
"COMPANY OPTIONS"),  granted under the Company's 1997 Incentive and Nonqualified
Stock  Option Plan and 1997  Directors'  Stock  Option Plan  (collectively,  the
"COMPANY  OPTION  PLANS") or otherwise,  at the Effective  Time,  subject to the terms and  conditions set forth below in this Section  1.8(a),  each holder of a
Company Option will be entitled to receive from the Company,  and shall receive, in settlement of each Company  Option a Cash Amount.  The "CASH AMOUNT" shall be equal to the net amount of (A) the  product of (i) the  excess,  if any,  of the
Merger Consideration over the exercise price per share of such Company Option at the  Effective  Time,  multiplied  by (ii) the number of shares  subject to such
Company Option, less (B) any applicable  withholdings for Taxes. If the exercise
price  per  share  of  any   Company   Option   equals  or  exceeds  the  Merger
Consideration,  the Cash  Amount  therefor  shall be zero.  Notwithstanding  the foregoing, (i) payment of the Cash Amount is subject to written acknowledgement, in a form  acceptable to the Surviving  Corporation,  that no further payment is due to such  holder on account of any  Company  Option and all of such  holder's rights under such Company  Options have  terminated and (ii) with respect to any person  subject to Section 16(a) of the Exchange Act, any Cash Amount to be paid to such person in accordance  with this Section  1.8(a) shall be paid as soon as practicable after the payment can be made without liability to such person under
Section 16(b) of the Exchange Act.

       (b)    As of the Effective Time,  except as provided in this Section 1.8, all rights  under any Company  Option and any  provision  of the Company  Option
Plans and any other plan,  program or arrangement  providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be cancelled.  The Company shall use commercially  reasonable  efforts to ensure that,  as of and after the  Effective  Time,  except as provided in this Section
1.8, no person shall have any right under the Company  Option Plans or any other plan,  program or  arrangement  with respect to securities  of the Company,  the
Surviving Corporation or any subsidiary thereof.

       (c)    At  or  before  the   Effective   Time,   the  Company  shall  use
commercially reasonable efforts to cause to be effected any necessary amendments to the Company Option Plans and any other resolutions,  consents or notices,  in such form reasonably acceptable to Purchaser,  required under the Company Option
Plans or any Company Options to give effect to the foregoing  provisions of this
Section 1.8.

1.9.   DISSENTING SHARES.

       Notwithstanding  any provision of this  Agreement to the  contrary,  each outstanding  Share, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such Shares in accordance  with the DGCL and, as of the  Effective  Time,  has not  effectively withdrawn or lost such dissenters' rights  ("DISSENTING  SHARES"),  shall not be converted  into or  represent a right to receive the Merger  Consideration  into which Shares are converted  pursuant to Section  1.6(b)  hereof,  but the holder thereof  shall be  entitled  only to such  rights  as are  granted  by the DGCL.
Notwithstanding the immediately  preceding sentence, if any holder of Shares who demands dissenters' rights with respect to its Shares under the DGCL effectively withdraws or loses  (through  failure to perfect or otherwise)  its  dissenters'
rights, then as of the Effective Time or the occurrence of such event, whichever later occurs,  such holder's  Shares will  automatically  be converted  into and represent  only the right to receive  the Merger  Consideration  as  provided in
Section  1.6(b)  hereof,   without  interest  thereon,  upon  surrender  of  the
certificate  or  certificates  formerly  representing  such  Shares.  After  the

Effective  Time,  Purchaser  shall  cause the  Company to make all  payments  to holders of Shares with respect to such demands in accordance  with the DGCL. The
Company shall give  Purchaser (i) prompt  written notice of any notice of intent to demand fair value for any Shares,  withdrawals of such notices, and any other instruments  served  pursuant to the DGCL and received by the Company,  and (ii)
the  opportunity  to direct all  negotiations  and  proceedings  with respect to demands for fair value for Shares under the DGCL. The Company shall not,  except with the prior written consent of Purchaser,  voluntarily  make any payment with respect  to any  demands  for fair value for Shares or offer to settle or settle any such demands.

1.10.  CERTIFICATE OF INCORPORATION AND BYLAWS.

       Subject to Section 5.4 hereof,  at and after the Effective Time until the same  have  been duly  amended,  (i) the  Certificate  of  Incorporation  of the
Surviving  Corporation shall be identical to the Certificate of Incorporation of
Merger Sub in effect at the Effective  Time and (ii) the Bylaws of the Surviving
Corporation  shall be  identical  to the  Bylaws of Merger  Sub in effect at the
Effective Time.

1.11.  DIRECTORS AND OFFICERS.

       At and after the Effective  Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately  prior to the Effective Time shall be the  officers  of the  Surviving  Corporation,  except as the  Merger  Sub shall otherwise provide in writing, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the
Board of Directors or in any office of the Surviving  Corporation,  such vacancy may thereafter be filled in the manner provided by law.

1.12. OTHER EFFECTS OF MERGER.

       The Merger shall have all further  effects as specified in the applicable provisions of the DGCL.

1.13. ADDITIONAL ACTIONS.

       If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other  actions or things are  necessary  or  desirable  to vest,  perfect or confirm of record or otherwise in the Surviving  Corporation its right, title or interest in, to or under any of the rights,  properties  or assets of Merger Sub or the Company or otherwise carry out this Agreement, the officers and directors of the Surviving  Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company,  all such deeds, bills of sale, assignments  and  assurances  and to take and do,  in the name and on  behalf of
Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest,  perfect or confirm any and all right,  title and interest in, to and under such rights,  properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                       10

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The following  representations and warranties by the Company to Purchaser and Merger Sub are  qualified  by the Company  Disclosure  Schedule,  which sets forth certain  disclosures  concerning  the Company,  its  subsidiaries  and its business  (the  "COMPANY  DISCLOSURE  SCHEDULE"),  each  section  of which  only qualifies  the  correspondingly  numbered  representation  or  warranty  in this
Article II. The Company  hereby  represents and warrants to Purchaser and Merger
Sub as follows:

2.1.   DUE INCORPORATION AND GOOD STANDING.

       Each of the Company and each of its  subsidiaries  is a corporation  duly incorporated,  validly  existing  and in good  standing  under  the  laws of the jurisdiction  of its  incorporation  and has all requisite  corporate  power and authority to own,  lease and operate its properties and to carry on its business as now  being  conducted.  The  Company  and  each of its  subsidiaries  is duly qualified or licensed and in good  standing to do business in each  jurisdiction in which the  character of the property  owned,  leased or operated by it or the nature of the  business  conducted by it makes such  qualification  or licensing necessary,  except where the failure to be so duly  qualified or licensed and in good  standing  would not  reasonably  be  expected  to have a Company  Material
Adverse  Effect.  For purposes of this  Agreement,  the term  "COMPANY  MATERIAL
ADVERSE EFFECT" shall mean a material adverse effect on the business,  financial condition or results of operations of the Company and its subsidiaries, taken as a  whole,  or the  ability  for  the  Company  to  consummate  the  transactions contemplated  by this  Agreement,  except  in each  case  for any  such  effects resulting  from,  arising out of, or relating to (a) the taking of any action or incurring of any expense in connection  with this Agreement or the  transactions contemplated  hereby,  (b) the entry into or  announcement of this Agreement and the other transactions contemplated hereby, (c) any change in or interpretations of (i) U.S. generally accepted  accounting  principles ("GAAP") or (ii) any Law,
(d)  any  change  in  interest  rates  or  general  economic  conditions  in the industries or markets in which the Company or any of its  Subsidiaries  operates or  affecting  United  States or foreign  economies  in general or in the United
States or foreign financial, banking or securities markets, (e) any action taken by  Purchaser,  Merger  Sub or any of their  respective  affiliates,  or (f) any natural  disaster or act of God;  which  changes in clause (d) do not affect the
Company and its subsidiaries to a materially  disproportionate degree related to the entities  operating in such markets or  industries  or serving such markets.
Company  Material   Adverse  Effect  does  not  include  any  changes,   events,
conditions,  or  effects  relating  solely  to  Purchaser  or its  subsidiaries'
financial  condition,   results  of  operation  or  business.  The  Company  has
heretofore  made  available  to Purchaser  accurate  and complete  copies of its
Certificate of Incorporation  and Bylaws, as currently in effect, of the Company and each of its subsidiaries.

2.2.   CAPITALIZATION.

       (a)    The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 2,000,000  shares of preferred  stock, par value $.10 per share,  (the  "PREFERRED  STOCK" and  together  with the Common  Stock,  the
"COMPANY CAPITAL  STOCK").  As of the close of business on January 27, 2006, (i)

                                       11

10,048,331 shares of Common Stock were issued and outstanding, (ii) no shares of
Preferred  Stock were  issued and  outstanding,  and (iii)  2,373,082  shares of
Common Stock were reserved for issuance pursuant to outstanding Company Options.
All of the  outstanding  shares of Company  Capital Stock are, and all shares of
Company  Capital  Stock  which  may  be  issued  pursuant  to  the  exercise  of outstanding  Company  Options  will  be,  when  issued  in  accordance  with the respective  terms  thereof,  duly  authorized,  validly  issued,  fully paid and non-assessable.  None of the  outstanding  securities  of the  Company  has been issued in violation of any federal or state securities laws.

       (b)    Except as set forth above or as set forth in SECTION 2.2(F) of the
Company Disclosure Schedule,  as of the date hereof, (i) the Company directly or indirectly owns all of the capital stock of its subsidiaries,  (ii) there are no existing options,  warrants,  puts, calls,  preemptive or similar rights, bonds, debentures,  notes or other  indebtedness  having  general voting rights or debt convertible into securities  having such rights ("VOTING DEBT") or subscriptions or other rights,  agreements,  arrangements  or  commitments  of any  character, relating  to  the  issued  or  unissued  capital  stock  of the  Company  or its subsidiaries  obligating the Company or its  subsidiaries to issue,  transfer or sell or cause to be issued,  transferred,  sold or  repurchased  any  options or shares of capital  stock or Voting  Debt of, or other  equity  interest  in, the
Company or its  subsidiaries or securities  convertible into or exchangeable for such shares or equity  interests,  or obligating the Company or its subsidiaries to grant, extend or enter into any such option,  warrant, call,  subscription or other  right,  agreement,  arrangement  or  commitment  and  (iii)  there are no outstanding  contractual  obligations  of the  Company  or its  subsidiaries  to repurchase,  redeem or otherwise  acquire any Company  Capital  Stock,  or other capital  stock of the Company or its  subsidiaries  to provide funds to make any investment  (in the form of a loan,  capital  contribution  or otherwise) in any other entity.

       (c)    There are no voting trusts or other  agreements or  understandings to which the  Company  is a party  with  respect  to the  voting of the  Company
Capital Stock.

       (d)    Except as  disclosed on SECTION  2.2(D) of the Company  Disclosure
Schedule,  following the Effective  Time, no holder of Company Options will have any right to receive  shares of common stock of the Surviving  Corporation  upon exercise of Company Options.

       (e)    Except as  disclosed in SECTION  2.2(E) of the Company  Disclosure
Schedule,  no  Indebtedness  of the  Company or its  subsidiaries  contains  any restriction  upon  (i) the  prepayment  of any of such  Indebtedness,  (ii)  the incurrence  of  Indebtedness  by the Company or its  subsidiaries,  or (iii) the ability of the Company or its  subsidiaries  to grant any lien on its properties or assets. As used in this Agreement,  "INDEBTEDNESS" means (A) all indebtedness for borrowed  money or for the deferred  purchase  price of property or services
(other  than  current  trade  liabilities  incurred  in the  ordinary  course of business and payable in  accordance  with  customary  practices),  (B) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument,
(C) all obligations  under financing  leases,  (D) all obligations in respect of acceptances  issued or created,  (E) all liabilities  secured by any lien on any property and (F) all guarantee obligations.

       (f)    SECTION  2.2(F)  of the  Company  Disclosure  Schedule  lists  all
Company  Options  outstanding  as of the date hereof,  the name of the holder of each Company  Option,  the date of grant and the exercise  price of such Company

                                       12

Option, the number of shares of Common Stock as to which such Company Option has vested,  the  vesting  schedule  for  such  Company  Option,  a  summary  of any acceleration  provisions or milestones,  and whether the  exercisability of such
Company Option will be accelerated in any way by the  transactions  contemplated under this Agreement, and indicates the extent of acceleration, if any.

       (g)    No agreement or  understanding  requires  consent or approval from the holder of any Company Option to effectuate the terms of this Agreement.

2.3.   SUBSIDIARIES

       SECTION 2.3 of the  Company  Disclosure  Schedule  contains a list of all subsidiaries.  Each  subsidiary  is wholly owned by the  Company,  except as set forth in the Company  Disclosure  Schedule.  All of the capital  stock and other interests of the subsidiaries so held are owned by the Company free and clear of any claim,  lien,  encumbrance,  security  interest or  agreement  with  respect thereto,  except as set forth in the  Company  Disclosure  Schedule.  All of the outstanding  shares of  capital  stock in each of the  subsidiaries  held by the
Company are duly authorized,  validly issued,  fully paid and  nonassessable and were issued free of preemptive rights and in compliance with applicable Laws. No equity  securities  or other  interests  of any of the  subsidiaries  are or may become  required to be issued or purchased  by reason of any options,  warrants, rights to subscribe to, puts,  calls or commitments of any character  whatsoever relating to, or  securities  or rights  convertible  into or  exchangeable  for, shares of any  capital  stock of any  subsidiary,  and  there are no  contracts, commitments,  understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock, or options,  warrants or rights to purchase or acquire any  additional  shares of its capital  stock or  securities convertible into or exchangeable for such shares.

2.4.   AUTHORIZATION; BINDING AGREEMENT.

       The Company has all  requisite  corporate  power and authority to execute and deliver this  Agreement  and to  consummate  the  transactions  contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions  contemplated hereby,  including, but not limited to, the Offer and the Merger,  have been duly and validly  authorized  and  approved by the Board, such approval is sufficient to render inapplicable to this Agreement, the Merger and the other  transactions  contemplated  by this  Agreement the  provisions of
Section  203 of the  DGCL  such  that  said  provision  will  not  apply to this
Agreement, the Merger and the other transactions contemplated by this Agreement, and no other  corporate  proceedings on the part of the Company are necessary to authorize  the execution  and delivery of this  Agreement or to  consummate  the transactions  contemplated  hereby  (other  than the  requisite  approval of the
Merger by the  stockholders  of the Company in accordance  with the DGCL).  This
Agreement  has been duly and validly  executed and  delivered by the Company and constitutes the legal,  valid and binding agreement of the Company,  enforceable against  the  Company in  accordance  with its terms,  except to the extent that enforceability  thereof  may be limited by  applicable  bankruptcy,  insolvency, reorganization  or other similar laws  affecting the  enforcement  of creditors'
rights  generally  and by principles of equity  regarding  the  availability  of remedies ("ENFORCEABILITY EXCEPTIONS"). The Special Committee has recommended to the Board that the Board approve,  and the Board has approved,  this  Agreement, the Offer and the Merger.

                                       13

2.5.   GOVERNMENTAL APPROVALS.

       No  consent,   approval,   waiver  or  authorization  of,  notice  to  or
declaration or filing with ("CONSENT"),  any nation or government,  any state or other political  subdivision thereof,  any entity,  authority or body exercising executive,  legislative,  judicial, regulatory or administrative functions of or pertaining to government,  including,  without  limitation,  any governmental or regulatory authority, agency, department,  board, commission,  administration or instrumentality,  any  court,  tribunal  or  arbitrator  or any self  regulatory organization  ("GOVERNMENTAL  AUTHORITY")  on the  part  of the  Company  or its subsidiaries  is required in  connection  with the  execution or delivery by the
Company of this  Agreement,  the Offer,  the Merger or the  consummation  by the
Company of the other transactions  contemplated hereby other than (i) the filing of the  Certificate  of  Merger  with the  Secretary  of  State of the  State of
Delaware  in  accordance  with the  DGCL,  (ii)  filings  with the SEC and state securities  laws  administrators,  (iii) such  filings as may be required in any jurisdiction  where the Company is qualified or  authorized  to do business as a foreign  corporation in order to maintain such  qualification or  authorization,
(iv) pursuant to the  Hart-Scott-Rodino  Antitrust  Improvements Act of 1976, as
amended (the "HSR Act"), (v) the Company Permits (as hereinafter defined) as set forth in SECTION 2.11 of the Company Disclosure Schedule and (vi) those Consents that,  if they were not obtained or made,  would not  reasonably  be expected to have a Company Material Adverse Effect.

2.6.   NO VIOLATIONS.

       The execution and delivery of this Agreement,  the Offer, the Merger, the consummation of the other transactions contemplated hereby and compliance by the
Company with any of the  provisions  hereof will not (i) conflict with or result in any breach of any provision of the Certificate of  Incorporation or Bylaws or other governing  instruments of the Company, (ii) except as set forth on SECTION
2.6 of the Company Disclosure Schedule, require any Consent under or result in a material  violation or material  breach of, or  constitute  (with or without due notice or lapse of time or both) a material  default  (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or  provisions  of any  agreement or other  instrument to which the Company is a party or by which  its  assets  are  bound,  (iii)  result  in the  creation  or
imposition  of  any  liens,  charges,   security  interests,   options,  claims,
mortgages,  pledges,  assessments,  charges, adverse claims, rights of others or restrictions  (whether on voting, sale,  transfer,  disposition or otherwise) or other encumbrances or restrictions of any nature whatsoever,  whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention  contract or other  contract to give or refrain from giving any of the foregoing  ("ENCUMBRANCES") of any kind upon any of the assets of the Company or
(iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 hereof,  contravene any applicable provision of any statute, law, rule or regulation or any legally binding order, decision, injunction, judgment, award or decree  ("LAW" or "LAWS") to which the  Company or any of its assets or properties is subject.

2.7.   SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

       (a)    The Company has filed all forms,  reports,  schedules,  statements and  other  documents  required  to be filed by the  Company  with the SEC since
January 1, 2003 under the Exchange Act or the Securities Act of 1933, as amended
(the "SECURITIES  ACT") and has made available to Purchaser such forms,  reports

                                       14

and documents in the form filed with the SEC. All such required  forms,  reports and documents  (including those that the Company may file subsequent to the date hereof) are referred to herein as the  "COMPANY  SEC  REPORTS." At the time when filed (or if amended or  superseded  by a  subsequent  filing  prior to the date hereof  then on the date of such later  filing),  the Company SEC Reports (i) as amended to date complied in all material  respects with the  requirements of the
Securities Act or the Exchange Act, as the case may be, the  Sarbanes-Oxley  Act of 2002 and the rules and  regulations of the SEC thereunder  applicable to such
Company  SEC  Reports  and (ii) did not at the time they were filed  contain any untrue statement of a material fact or omit to state a material fact or disclose any matter or proceeding  required to be stated therein or necessary in order to make the statements  therein, in the light of the circumstances under which they were made,  not  misleading.  Between the date of this Agreement and the Closing
Date,  the Company  will timely file with the SEC all  documents  required to be filed by it under the Exchange Act.

       (b)    Each of the consolidated financial statements (including,  in each case, any related notes thereto) contained in the Company SEC Reports as amended to date (the  "COMPANY  FINANCIALS"),  including  each  Company SEC Report filed after  the  date  hereof  until  the  Closing,  (i) was  prepared  from,  are in accordance with and accurately reflect in all material  respects,  the Company's books and records as of the times and for the periods referred to therein,  (ii)
complied in all material  respects with the published  rules and  regulations of the SEC with respect thereto, (iii) was prepared in accordance with GAAP applied on a  consistent  basis  throughout  the  periods  involved  (except  as  may be indicated in the notes  thereto or, in the case of unaudited  interim  financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act),
(iv) fairly presented the consolidated  financial  position of the Company as at the  respective  dates  thereof and the  consolidated  results of the  Company's operations and cash flows for the periods  indicated,  except that the unaudited interim  financial  statements may not contain footnotes and were or are subject to normal and recurring  year-end  adjustments  and (v) was prepared from and in accordance  with the  Company's  books and  records.  The  balance  sheet of the
Company  contained  in the  Company  SEC  Report  as of  September  6, 2005 (the
"BALANCE  SHEET  DATE")  as  filed  with  the SEC  before  the  date  hereof  is hereinafter referred to as the "COMPANY BALANCE SHEET."

       (c)    The Company has heretofore  made available to Purchaser a complete and correct copy of any  amendments  or  modifications,  which have not yet been filed with the SEC but which are required to be filed, to agreements,  documents or other instruments which previously had been filed by the Company with the SEC pursuant to the  Securities  Act or the Exchange  Act. All public  announcements made by the Company in a news release carried by the Dow Jones news service,  PR
Newswire or any equivalent service since the Balance Sheet Date did not and will not contain any untrue  statement of a material fact or omit to state a material fact or  disclose  any matter or  proceeding  required  to be stated  therein or necessary  in  order  to  make  the  statements  therein,  in the  light  of the circumstances under which they were made, not misleading.

       (d)    SECTION  2.7(D) of the Company  Disclosure  Schedule  sets forth a complete list of all effective registration statements filed on Form S-3 or Form
S-8 or  otherwise  relying on Rule 415 under the  Securities  Act on which there remain unsold securities.

                                       15

       (e)    The Company has established and maintains  disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 promulgated under the Exchange
Act)  designed to ensure that  material  information  relating to the Company is made known to the Chief Executive  Officer and Chief Financial  Officer.  To the
Company's  knowledge,   there  are  no  significant   deficiencies  or  material
weaknesses in the design or operation of Company's internal controls which could adversely  affect  Company's  ability to record,  process,  summarize and report financial data. To the Company's  knowledge,  there is no fraud,  whether or not material,  that involves  management  or other  employees who have a significant role in the Company's internal controls.

2.8.   ABSENCE OF CERTAIN CHANGES.

       Except as  disclosed in SECTION 2.8 of the Company  Disclosure  Schedule,
from the Balance Sheet Date to the date hereof, the Company and its subsidiaries have not:

       (a)    suffered  any  Company  Material  Adverse  Effect  or any event or change which is  reasonably  expected to have or  constitute a Company  Material
Adverse Effect;

       (b)    except  items  incurred in the  ordinary  course of  business  and
consistent   with  past  practice,   incurred  any  liabilities  or  obligations
(absolute,  accrued,  contingent  or  otherwise),  which exceed  $100,000 in the aggregate;

       (c)    paid,   discharged  or  satisfied  any  claims,   liabilities   or
obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities  and obligations  reflected or reserved  against in the Company  Balance  Sheet or incurred in the  ordinary  course of business and consistent with past practice since the Balance Sheet Date;

       (d)    permitted  or allowed  any of their  properties  or assets  (real, personal or mixed,  tangible or intangible) to be subjected to any Encumbrances, except for liens for current Taxes not yet due or liens the  incurrence of which would not reasonably be expected to have a Company Material Adverse Effect;

       (e)    cancelled  any debts or waived  any  claims or rights of  material value;

       (f)    sold, transferred,  or otherwise disposed of any of their material properties or assets (real, personal or mixed,  tangible or intangible),  except in the ordinary course of business, consistent with past practice;

       (g)    granted any increase in the compensation or benefits payable or to become  payable to any director,  officer or employee of the Company,  except in the case of employees  other than officers of the Company for such  increases in compensation  or benefits  made in the ordinary  course of business,  consistent with past practice;

       (h)    made any material change in severance policy or practices;

       (i)    other than capital  expenditures  in accordance with the Company's capital  expenditure  budget for the 2005 and 2006 fiscal years, a copy of which is attached as SECTION  2.8(I) of the Company  Disclosure  Schedule  (the "CAPEX

                                       16

BUDGETS"),  made any capital  expenditure  or acquired any  property,  plant and equipment for a cost in excess of $100,000 in the aggregate;

       (j)    declared,  paid or set aside for  payment  any  dividend  or other distribution (whether in cash, stock or property) in respect of their respective capital  stock  or  redeemed,  purchased  or  otherwise  acquired,  directly  or indirectly,  any shares of capital  stock or other  securities  of the  Company, other than dividends and distributions to the Company or one if its wholly-owned subsidiaries;

       (k)    (i) made any changes in any of the  accounting  methods used by it materially  affecting  its  assets,  liabilities  or  business,  except for such changes  required  by GAAP;  or (ii) made or changed  any  election  relating to
Taxes,  adopted or changed any accounting method relating to Taxes, entered into any closing agreement relating to Taxes,  filed any amended Tax Return,  settled or  consented  to any  claim or  assessment  relating  to  Taxes,  incurred  any obligation  to make any payment  of, or in respect of, any Taxes,  except in the ordinary course of business,  or agreed to extend or waive the statutory  period of limitations for the assessment or collection of Taxes;

       (l)    paid,  loaned,  modified  or  advanced  any  amount  to,  or sold, transferred  or leased any  material  properties  or assets  (real,  personal or mixed,  tangible or intangible) to, or entered into any agreement or arrangement with,  any of  their  respective  officers,  directors  or  stockholders  or any affiliate  or  associate of any of their  officers,  directors or  stockholders, except for directors' fees,  expense  reimbursements  in the ordinary course and compensation  to  officers at rates not  inconsistent  with the  Company's  past practice;

       (m)    written-down the value of any inventory (including  write-downs by reason of shrinkage or mark-down) or written off as  uncollectible  any notes or accounts  receivable in excess of $100,000 in the aggregate,  except as required by GAAP;

       (n)    suffered  any  impairment  of any  material  Company  Intellectual
Property (as defined in Section  2.15(a)) or any material  adverse change in any material  Company  Intellectual  Property  licensed from a third party,  in each case,  other  than in the  ordinary  course  of  business  consistent  with past practice, or disposed of or disclosed (except as necessary in the conduct of its business)  to a third party any Trade  Secrets  (as  defined in Section  2.15(a)
below) owned by the Company;

       (o)    granted,  issued,  accelerated,  paid, accrued or agreed to pay or make any accrual or arrangement for payments or benefits pursuant to any Company
Employee Plans (as defined in Section  2.17(a) below) except in accordance  with the terms of the  respective  Company  Employee  Plans,  or adopted  any Company
Employee Plan, or amended any Company  Employee Plan in any material  respect or in the ordinary course of business consistent with past practice; or

       (p)    authorized or agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

                                       17

2.9.   ABSENCE OF UNDISCLOSED LIABILITIES.

       As of the date hereof,  except (a) as  disclosed  in the Company  Balance
Sheet,  (b) for liabilities  and obligations  incurred in the ordinary course of business  consistent  with past practice  since the Balance Sheet Date or (c) as set forth on SECTION 2.9 of the Company Disclosure Schedule, neither the Company nor its  subsidiaries  have incurred any material  liabilities or obligations of any nature,  required by GAAP to be  recognized  or disclosed on a  consolidated balance sheet of the Company or in the notes thereto.

2.10.  COMPLIANCE WITH LAWS.

       The  business of the Company and its  subsidiaries  has been  operated in compliance  with  all Laws  applicable  thereto,  except  for any  instances  of non-compliance which would not reasonably be expected to have a Company Material
Adverse Effect.

2.11.  PERMITS.

       Each of the  Company  and its  subsidiaries  has  all  material  permits,
certificates,   licenses,   approvals  and  other  authorizations   required  in
connection  with the operation of its business,  including  those required under regulatory Laws and those required by all state,  city or local liquor licensing boards, agencies or other similar entities (collectively, "COMPANY PERMITS"). To the  knowledge of the Company,  neither the Company nor its  subsidiaries  is in violation of any Company Permit. No proceedings are pending or, to the knowledge of the Company,  threatened,  to revoke or limit any Company Permit,  except, in each case,  those the  absence or  violation  of which would not  reasonably  be expected  to have a  Company  Material  Adverse  Effect.  Except as set forth in
Section 2.11 of the Company  Disclosure  Schedule,  none of the Company  Permits will  lapse,  terminate  or  otherwise  cease to be  valid  as a  result  of the consummation of the transactions contemplated hereby.

2.12.  LITIGATION.

       Except as disclosed in SECTION 2.12 of the Company  Disclosure  Schedule,
as of the date  hereof,  there  is no  private  or  governmental  action,  suit, proceeding,  claim,  arbitration or investigation  ("LITIGATION") pending before any agency,  court or tribunal,  foreign or domestic or, to the knowledge of the
Company,  threatened  against  the  Company,  its  subsidiaries  or any of their properties or any of their  officers or directors (in their  capacities as such)
that would reasonably be expected to have a Company  Material Effect.  As of the date hereof,  there is no judgment,  decree or order  against the Company or its subsidiaries  or, to the  knowledge  of the  Company,  any of its  directors  or officers  (in  their  capacities  as  such),  that  would  prevent,  enjoin,  or materially  alter  or  delay  any  of  the  transactions  contemplated  by  this
Agreement,  or that would  reasonably  be  expected  to have a Company  Material
Adverse Effect.  Except as disclosed in the Company Disclosure  Schedule,  as of the date hereof there is no litigation that the Company or its subsidiaries have pending against other parties.

2.13.  RESTRICTIONS ON BUSINESS ACTIVITIES.

       There is no agreement, judgment, injunction, order or decree binding upon the Company or its  subsidiaries  which has or could  reasonably  be expected to

                                       18

have the effect of prohibiting or impairing any current business practice of the
Company or its  subsidiaries,  any acquisition of property by the Company or its subsidiaries  or the conduct of business by the Company or its  subsidiaries  as currently conducted.

2.14.  MATERIAL CONTRACTS.

       (a)    Neither the Company nor its  subsidiaries is a party or is subject to any material management,  royalty,  license, personal property lease or joint venture  agreement or any material note, bond,  mortgage,  indenture,  contract, lease,  license,  agreement or instrument  ("COMPANY MATERIAL CONTRACT") that is not  listed in SECTION  2.14(A) of the  Company  Disclosure  Schedule.  All such
Company  Material  Contracts  are valid and  binding  and are in full  force and effect and  enforceable by the Company or its  subsidiaries  in accordance  with their respective terms,  subject to the Enforceability  Exceptions.  Neither the
Company or its  subsidiaries  nor, to the  knowledge of the  Company,  any other party  thereto,  is in violation or breach of or default  under any such Company
Material Contract where such violation or breach would reasonably be expected to have a Company Material Adverse Effect.

       (b)    Except as is listed in SECTION  2.14(B) of the Company  Disclosure
Schedule,  neither the Company nor its  subsidiaries  is a party to, and none of their  assets or  properties  are  subject  to, any  agreement,  arrangement  or understanding (written or oral) with any other person (including an affiliate of the Company or its subsidiaries),  which (i) provides capital,  surplus, balance sheet or any other form of economic or financial  support to such other  person,
(ii)  guarantees the  obligations  of, or performance of any acts by, such other person,  or (iii) imposes legal liability on the Company or its subsidiaries for any payments  (contingent or otherwise) under any note,  guarantee,  debt, bond, mortgage, indenture, contract, lease, license, agreement or instrument, for such other person.

2.15.  INTELLECTUAL PROPERTY.

       (a)    The  Company  and its  subsidiaries  own,  and/or are  licensed or otherwise  possess rights to use all material:  (i) trademarks and service marks
(registered  or  unregistered),  trade  dress,  trade  names and other names and slogans embodying  business goodwill or indications of origin,  all applications or  registrations  in any  jurisdiction  pertaining  to the  foregoing  and  all goodwill associated therewith;  (ii) inventions,  technology,  computer programs and software;  (iii) trade secrets,  including confidential and other non-public information ("TRADE SECRETS");  (iv) writings,  designs, software programs, mask works or other works,  applications or registrations in any jurisdiction for the foregoing and all moral rights related  thereto;  (v) databases and all database rights; (vi) internet websites,  domain names and applications and registrations pertaining thereto; and (vii) other intellectual  property rights (collectively,
"COMPANY INTELLECTUAL PROPERTY"),  that are used in the respective businesses of the Company and its  subsidiaries  as currently  conducted,  except for any such failures to own, be licensed or possess that would not reasonably be expected to have a Company Material Adverse Effect.

       (b)    There are no infringements of any Company Intellectual Property by any third party that would  reasonably  be  expected to have a Company  Material
Adverse Effect, and to the Company's  knowledge the conduct of the businesses as currently  conducted or as currently  planned to be conducted  does not infringe any proprietary right of a third party.

                                       19

       (c)    SECTION  2.15(C) of the Company  Disclosure  Schedule sets forth a complete list of all Company  Intellectual  Property owned by the Company and/or its subsidiaries. All such Company Intellectual Property is owned by the Company and/or its subsidiaries, free and clear of liens or encumbrances of any nature.

       (d)    SECTION  2.15(D) of the Company  Disclosure  Schedule sets forth a complete  list of all material  licenses,  sublicenses  and other  agreements in which the Company or any of its  subsidiaries  have granted rights to any person to make, use, sell, distribute or service any products or services which utilize or  incorporate  the Company  Intellectual  Property and a separate  list of all material licenses,  sublicenses and other agreements in which the Company or any of its  subsidiaries  has  received  rights  from any person to use the  Company
Intellectual Property (the "LICENSED  INTELLECTUAL  PROPERTY").  The Company and
its  subsidiaries  will not, as a result of the  execution  and delivery of this
Agreement or the  performance of its  obligations  under this  Agreement,  be in material breach of any license,  sublicense or other  agreement  relating to the
Licensed Intellectual Property.

       (e)    The Company and its  subsidiaries own or have the right to use all computer software currently used in and material to their businesses, except for any  failures to own or rights of use that would not  reasonably  be expected to have a Company Material Adverse Effect.

2.16.  EMPLOYEE BENEFIT PLANS.

       (a)    SECTION 2.16(A) of the Company  Disclosure  Schedule  lists,  with respect to the Company and its subsidiaries  and any trade or business  (whether or not incorporated)  which is treated as a single employer with the Company and its  subsidiaries  within the meaning of Section 414(b),  (c), (m) or (o) of the
Code (an "ERISA  AFFILIATE"),  (i) all  employee  benefit  plans (as  defined in
Section 3(3) of the Employee  Retirement Income Security Act of 1974, as amended
("ERISA"), (ii) loans to officers and directors other than advances for expenses reimbursements incurred in the ordinary course of business and any stock option,
stock  purchase,   phantom  stock,   stock  appreciation   right,   supplemental
retirement,  severance,  sabbatical,  medical,  dental, vision care, disability, employee  relocation,  cafeteria  benefit (Code  Section 125) or dependent  care
(Code  Section  129),  life  insurance or accident  insurance  plans,  programs, agreements or arrangements,  (iii) all material bonus, pension,  profit sharing, savings,  deferred  compensation  or incentive  plans,  programs,  agreements or arrangements,  (iv) other material fringe or employee  benefit plans,  programs, agreements  or  arrangements  of the  Company and its  subsidiaries  and (v) any current  or  former  employment,  change  of  control,  retention  or  executive compensation  or  severance  agreements,  written  or  otherwise,  as  to  which unsatisfied obligations of the Company or any of its subsidiaries remain for the benefit  of, or  relating  to, any  present or former  employee,  consultant  or director  of the  Company or any of its  subsidiaries  (together,  the  "COMPANY
EMPLOYEE PLANS").

       (b)    The Company has made  available to Purchaser a copy of each of the
Company  Employee  Plans and related  material plan documents  (including  trust documents,  insurance  policies or contracts,  employee  booklets,  summary plan
descriptions  and  other  authorizing  documents,   and  any  material  employee
communications  required  under Part 1 of ERISA and  relating  thereto) and has, with respect to each Company  Employee Plan which is subject to ERISA  reporting requirements, provided copies of the Form 5500 reports filed for the most recent plan year.  Any Company  Employee  Plan  intended to be qualified  under Section

                                       20

401(a) of the Code has either obtained from the Internal Revenue Service ("IRS")
a favorable  determination  letter as to its  qualified  status  under the Code, including all  amendments to the Code effected by the Tax Reform Act of 1986, or has applied to the IRS for such a  determination  letter prior to the expiration
of  the  requisite   period  under  applicable   Treasury   Regulations  or  IRS
pronouncements in which to apply for such  determination  letter and to make any amendments necessary to obtain a favorable determination or has been established under a  standardized  prototype  plan for which an IRS opinion  letter has been obtained  by the plan  sponsor  and is valid as to the  adopting  employer.  The
Company has also made available to Purchaser the most recent IRS  determination, notification,  advisory,  or opinion  letter  issued  with  respect to each such
Company  Employee Plan,  and, to the Company's  knowledge,  nothing has occurred since the  issuance of each such letter  which could  reasonably  be expected to cause the loss of the tax-qualified  status of any Company Employee Plan subject to Code Section 401(a).

       (c)    There  has  been no  "prohibited  transaction,"  as  such  term is defined in Section 406 of ERISA and Section 4975 of the Code, by the Company or,
to the knowledge of the Company, by any trusts created thereunder or any trustee or  administrator  thereof,  with  respect to any Company  Employee  Plan.  Each
Company Employee Plan has been  administered in accordance with its terms and in compliance  with the  requirements  prescribed  by any and all  applicable  Laws
(including  ERISA and the Code),  except as would not  reasonably be expected to have, in the aggregate,  a Company Material Adverse Effect,  and the Company and
each ERISA Affiliate have performed all obligations  required to be performed by them under,  are not in any material  respect in default  under or violation of, and have no knowledge  of any  material  default or violation by any other party to, any of the Company Employee Plans. To the Company's  knowledge,  neither the
Company nor any of its subsidiaries is subject to any liability or penalty under
Sections  4976  through  4980 of the Code or ERISA  with  respect  to any of the
Company Employee Plans. All  contributions  and premiums  required to be made by the Company or any ERISA  Affiliate to any Company  Employee Plan have been made on or  before  their due  dates.  Each  Company  Employee  Plan can be  amended, terminated or otherwise  discontinued in accordance with its terms. With respect to each Company  Employee  Plan  subject to ERISA as either an employee  pension benefit plan within the meaning of Section 3(2) of ERISA or an employee  welfare benefit  plan  within the  meaning of Section  3(1) of ERISA  maintained  by the
Company or its  subsidiaries,  the Company has prepared in good faith and timely filed all  requisite  material  governmental  reports  (which,  to the Company's knowledge, were true and correct as of the date filed) and has in good faith and timely  filed and  distributed  or posted all  material  notices  and reports to employees required to be filed,  distributed or posted with respect to each such
Company  Employee  Plan.  No suit,  administrative  proceeding,  action or other litigation  has been brought,  or to the knowledge of the Company is threatened, against or with respect to any such Company  Employee Plan,  including any audit or inquiry by the IRS or United States  Department of Labor,  other than routine claims for benefits.

       (d)    With respect to each Company  Employee  Plan,  the Company and its subsidiaries  have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget  Reconciliation Act of 1985
("COBRA") and the regulations  thereunder,  (ii) the applicable  requirements of the Family  Medical and Leave Act of 1993 and the  regulations  thereunder,  and
(iii) the  applicable  requirements  of the  Health  Insurance  Portability  and
Accountability Act of 1996 and the regulations  (including proposed regulations)

                                       21

thereunder,  except where the failure to comply with the applicable requirements of such laws and regulations  would not reasonably be expected to have a Company
Material Adverse Effect.

       (e)    Except as disclosed in SECTION  2.16(E) of the Company  Disclosure
Schedule,  the consummation of the  transactions  contemplated by this Agreement will not (i) entitle any current or former  employee,  director or consultant of the Company or its  subsidiaries  to any  payment  (whether  of  severance  pay,
unemployment  compensation,   golden  parachute,   bonus  or  otherwise),   (ii)
accelerate,  forgive  indebtedness,  vest,  distribute,  or increase benefits or obligation  to fund  benefits  with  respect to any  employee or director of the
Company,  or (iii) accelerate the time of payment or vesting of Company Options, or  increase  the amount of  compensation  due any such  employee,  director  or consultant.

       (f)    No amounts payable under any of the Company  Employee Plans or any other contract,  agreement or arrangement  with respect to which the Company may have any  liability  will not be deductible  for federal  income tax purposes by virtue of  Section  162(m) or  Section  280G of the  Code.  None of the  Company
Employee Plans contains any provision  requiring a gross-up  pursuant to Section
280G of the Code or similar tax provisions.

       (g)    No  Company  Employee  Plan  maintained  by  the  Company  or  its subsidiaries  provides  benefits,  including without limitation death or medical benefits  (whether or not insured),  with respect to current or former employees of the Company or its  subsidiaries  after  retirement or other  termination  of service  (other  than (i)  coverage  mandated  by  applicable  Laws,  (ii) death benefits or retirement  benefits under any "employee  pension  benefit plan," as that term is defined  in  Section  3(2) of ERISA,  or (iii)  benefits,  the full direct cost of which is borne by the current or former  employee (or beneficiary thereof)).

       (h)    There has been no amendment to, written or oral  interpretation or announcement  by the Company or any ERISA  Affiliate  relating  to, or change in
participation   or  coverage  under,  any  Company  Employee  Plan  which  would materially  increase  the  expense of  maintaining  such Plan above the level of expense  incurred with respect to that Plan for the most recent  fiscal  quarter included in the Company Financials.

       (i)    Neither the Company nor any ERISA Affiliate has any liability with respect to any (i) employee  pension benefit plan (within the meaning of Section
3(2) of ERISA)  which is  subject  to Part 3 of  Subtitle B of Title I of ERISA,
Title IV of ERISA or  Section  412 of the Code or (ii)  "multiemployer  plan" as defined in Section 3(37) of ERISA.

       (j)    SECTION 2.16(J) of the Company Disclosure Schedule sets forth each
written   employment,   compensation  and  employee  benefit  plan,  program  or
arrangement  known to the Company with  respect to persons  with no U.S.  source income,  as defined in Section 862 of the Code, and who provide or have provided services to the Company and its subsidiaries and any trade or business  (whether or not incorporated)  which is treated as a single employer with the Company and its  subsidiaries  within the meaning of Section 414(b),  (c), (m) or (o) of the
Code.

2.17.  TAXES AND RETURNS.

       (a)    Except  as set forth on  SECTION  2.17 of the  Company  Disclosure
Schedule,  the  Company  has timely  filed,  or caused to be timely  filed,  all

                                       22

material Tax Returns (as defined in Section  2.17(g) below) required to be filed by it and its subsidiaries, and has paid, collected or withheld, or caused to be paid,  collected or withheld,  all Taxes (as defined in Section  2.17(g)  below)
required  to be paid,  collected  or  withheld,  other than such Taxes for which adequate  reserves  in the  Company  Financials  have  been  established  or are immaterial in amount.  There are no claims or  assessments  pending  against the
Company or any of its  subsidiaries  for any alleged  deficiency in any Tax, and neither the Company nor any of its  subsidiaries has been notified in writing of any  proposed  Tax  claims or  assessments  against  the  Company  or any of its subsidiaries (other than, in each case, claims or assessments for which adequate reserves  in the Company  Financials  have been  established  or which are being contested in good faith or are  immaterial  in amount).  Neither the Company nor any of its  subsidiaries  has  any  outstanding  waivers  or  extensions  of any applicable  statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company or any subsidiaries for any extension of time  within  which to file any Tax  Return or within  which to pay any Taxes shown to be due on any return.  There are no liens for material amounts of Taxes on the assets of the Company nor any of its  subsidiaries,  except for statutory liens for current Taxes not yet due and payable.

       (b)    The   Company   has  not   constituted   either  a   "distributing
corporation"  or a  "controlled  corporation"  (within  the  meaning  of Section
355(a)(1)(A)  of the Code) in a  distribution  of stock (to any person or entity that is not a member  of the  consolidated  group of which  the  Company  is the common parent  corporation)  qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year  period ending on the date hereof or (ii) in a distribution  which could otherwise  constitute part of a "plan" or "series of related  transactions"  (within  the  meaning of Section  355(e) of the Code) in conjunction with the Merger.

       (c)    The  Company  is not and (i) has not been at any time  within  the five-year period ending on the date hereof a United States real property holding corporation  within the  meaning of Section  897(c)(2)  of the Code and (ii) has never been a member of any consolidated,  combined,  unitary or affiliated group of corporations  for any Tax purposes other than a group of which the Company is or was the common parent corporation.

       (d)    The  Company  has not made any  change  in  accounting  method  or received a ruling from, or signed an agreement  with, any taxing  authority that would reasonably be expected to have a Company Material Adverse Effect following the Closing.

       (e)    Except  as set forth on  SECTION  2.17 of the  Company  Disclosure
Schedule, as of the date hereof, neither the Company nor any of its subsidiaries is being audited by any taxing  authority or to the knowledge of the Company has been  notified  by any tax  authority  that any such  audit is  contemplated  or pending.

       (f)    For purposes of this  Agreement,  the term "TAX" or "TAXES"  shall mean any tax, custom, duty,  governmental fee or other like assessment or charge of any kind whatsoever,  imposed by any Governmental  Authority (including,  but not limited to, any federal,  state, local,  foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem,  transfer or excise tax) together with any interest,  addition or penalty imposed thereon.  The term "TAX RETURN" shall mean a report,  return or other  information  statement  (including any attached schedules  or any  amendments  to  such  report,  return  or  other  information

                                       23

statement)  required to be supplied  to or filed with a  Governmental  Authority with respect to any Tax,  including  an  information  return,  claim for refund, amended return or declaration of estimated Tax.

2.18.  FINDERS AND INVESTMENT BANKERS.

       Except as set forth in SECTION 2.18 of the Company  Disclosure  Schedule, neither the Company nor any of its officers or directors has employed any broker
or  finder  or  otherwise   incurred  any  liability  for  any  brokerage  fees,
commissions or finders' fees in connection  with the  transactions  contemplated hereby. SECTION 2.18 of the Company Disclosure Schedule sets forth the amount of any brokerage fees,  commissions or finders' fees payable in connection with the transactions contemplated hereby.

2.19.  FAIRNESS OPINION.

       The Company has received  from North Point  Advisors  LLC, its  financial advisor,  a written opinion  addressed to it for inclusion in the Schedule 14D-9 and the Proxy Statement to the effect that the  consideration  to be received in the Offer and the Merger by the Company's  stockholders is fair to the Company's stockholders (other than Purchaser,  Merger Sub or their respective  affiliates)
from a financial point of view.

2.20.  INSURANCE.

       SECTION  2.20 of the Company  Disclosure  Schedule  sets forth a true and complete list of all material  insurance  policies carried by, or covering,  (i)
the Company or any of its  subsidiaries  with respect to each of their business, assets and properties, and (ii) the directors and officers of the Company or its subsidiaries,  together  with,  in  respect of each such  policy,  the amount of coverage and the deductible. The Company and its subsidiaries maintain insurance policies in such amounts as the Company  believes are adequate for its business.
To the Company's  knowledge,  each insurance policy set forth on SECTION 2.20 of the Company Disclosure Schedule is in full force and effect and all premiums due thereon have been paid in full.

2.21.  VOTE REQUIRED; OWNERSHIP OF PURCHASER CAPITAL STOCK.

       (a)    The  affirmative  vote  of  the  holders   (including  Merger  Sub
following its acceptance of Shares for payment under the Offer) of a majority of the outstanding shares of Common Stock (the "COMPANY STOCKHOLDER APPROVAL"),  if
necessary to approve the Merger, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

       (b)    Other than any actions  described in Section 2.21(a),  the Company has taken all actions  necessary under the DGCL to approve the Offer, the Merger and the other  transactions  contemplated by this  Agreement.  The Board and the
Special  Committee,  each at a meeting duly called and held,  have  approved the
Offer,  the Merger,  this Agreement and the  transactions  contemplated  by this
Agreement and the transactions contemplated thereby.

                                       24

2.22.  TITLE TO PROPERTIES.

       SECTION  2.22 of the Company  Disclosure  Schedule  sets forth a complete list  of all  material  real  property  owned  in fee by  the  Company  and  its subsidiaries and sets forth all material real property leased by the Company and its subsidiaries as lessee as of the date hereof (such owned and leased material real property,  including all improvements thereon,  referred to collectively as the "COMPANY  REAL  PROPERTY").  The Company Real  Property set forth in SECTION
2.22 of the Company  Disclosure  Schedule  comprises  all of the  material  real property  necessary  and/or  currently used in the operations of the business of the Company and its subsidiaries. The Company and its subsidiaries have good and valid title to, or, as to Company Real Property  designated  as leased,  a valid leasehold  interest  in, all of the Company  Real  Property.  The  Company  Real
Property is free of  Encumbrances,  except for:  (a) liens with respect to Taxes either not delinquent or being diligently contested in appropriate  proceedings;
(b) mechanics', materialmen's or similar statutory liens for amounts not yet due or being  diligently  contested in  appropriate  proceedings;  (c) the terms and conditions of the lease creating the leaseholds;  and (d) other  exceptions with respect to title to Company Real Property (including easements of public record)
that do not and would not materially interfere with the current and intended use of such Company Real Property (clauses,  (a), (b), (c) and (d) being referred to herein as "PERMITTED  ENCUMBRANCES");  and the  consummation of the transactions contemplated  hereby  will not  create any  Encumbrance  (other  than  Permitted
Encumbrances)  on any  of  the  Company  Real  Property.  The  Company  and  its
subsidiaries  enjoy  peaceful  and  undisturbed  possession  under all leases of
Company  Real  Property,  except for such  breaches of the right to peaceful and undisturbed  possession that do not materially interfere with the ability of the
Company and its  subsidiaries to conduct their business on such property.

2.23.  EMPLOYEE MATTERS.

       (a)    As of the  date  hereof,  there  are no  actions,  suits  or labor disputes  pending,  or to the  Company's  knowledge,  threatened  involving  the
Company  or  any of its  subsidiaries  and  any of  their  employees  or  former employees,  other than those that would not  reasonably  be  expected  to have a
Company  Material  Adverse  Effect.  There has been: (i) to the knowledge of the
Company, no labor union organizing or attempting to organize any employee of the
Company or any of its subsidiaries into one or more collective bargaining units;
and (ii) no labor dispute,  strike, work slowdown,  work stoppage or lock out or other collective labor action by or with respect to any employees of the Company or any of its subsidiaries  pending, or, to the Company's knowledge,  threatened against or affecting the Company or any of its subsidiaries. Neither the Company nor  any of its  subsidiaries  is a  party  to,  or  bound  by,  any  collective bargaining  agreement or other agreement with any labor organization  applicable to the employees of the Company or any of its subsidiaries and no such agreement is currently being negotiated.

       (b)    The  Company and its  subsidiaries  (i) are in  compliance  in all material respects with all applicable Laws respecting  employment and employment practices,  terms and conditions of employment,  health and safety and wages and hours,  and is not engaged in any unfair labor practice,  (ii) are not liable in any  material  respect  for any  arrears of wages or any  penalty for failure to comply  with any of the  foregoing  and (iii) are not  liable  for any  material payment  to any trust or other  fund or to any  governmental  or  administrative

                                       25

authority,  with respect to unemployment  compensation benefits, social security or other benefits or obligations for employees  (other than routine  payments to be made in the ordinary course of business and consistent with past practice).

       (c)    To the Company's  knowledge,  no employee of the Company or any of its subsidiaries has provided or is providing information to any law enforcement agency  regarding  the  commission  or possible  commission  of any crime or the violation or possible  violation of any  applicable Law involving the Company or any of its  subsidiaries.  Neither the Company,  nor any of its subsidiaries nor any officer, employee, contractor,  subcontractor or agent of the Company or any of its subsidiaries has discharged, demoted, suspended,  threatened, harassed or in any other manner  discriminated  against an employee of the Company or any of its subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

       (d)    SECTION 2.23(D) of the Company Disclosure Schedule contains a true and complete  list of (i) the names of all  directors  and elected and appointed officers of the Company,  together with such officer's title, annual base salary and bonus  arrangements,  (ii) to the  knowledge of the  Company,  the number of shares of Common Stock owned  beneficially  or of record,  or both, by each such person and the family  relationships,  if any,  among such persons and (iii) the name and most recent  position of each employee of the Company or any subsidiary whose  base  salary is in  excess of  $150,000  and that has  resigned  or whose employment has otherwise been terminated  within the ninety day period ending on the  date of this  Agreement.  As of the  date  hereof,  no such  key  employee, director or officer of the Company or any of its  subsidiaries  has given notice to the Company,  nor, is the Company  otherwise  aware of any  information  that would lead it to reasonably  believe,  that any such person will or may cease to be  engaged  by the  Company or its  subsidiaries  for any  reason  prior to the
Effective Time.

2.24.  ENVIRONMENTAL MATTERS.

       Except as set forth on SECTION 2.24 of the Company  Disclosure  Schedule:
(i)  neither  the Company  nor any of its  subsidiaries  nor,  to the  Company's knowledge, any third party has, generated, treated, stored, released or disposed of, or otherwise  placed,  deposited in or located on the Company Real Property, any  toxic  or  hazardous  substances  or  wastes,  pollutants  or  contaminants
(including,  without  limitation,  asbestos,  urea  formaldehyde,  the  group of
organic  compounds  known  as  polychlorinated  biphenyls,   petroleum  products
including  gasoline,  fuel oil and crude oil,  and any  hazardous  substance  as defined in the Comprehensive Environmental Response,  Compensation and Liability
Act of 1980  ("CERCLA"),  42 U.S.C.  (S) 9601-9657,  as amended)  (collectively,
"HAZARDOUS SUBSTANCES"), except in material compliance with all applicable Laws;
(ii) no activity has been  undertaken  on any Company Real  Property  that would reasonably  be expected to cause or  contribute to (a) the Company Real Property becoming a treatment, storage or disposal facility in material violation of, the
Resource  Conservation and Recovery Act of 1976 ("RCRA"),  42 U.S.C. (S) 6901 et
seq., or any similar state law or local  ordinance,  (b) a release or threatened release of toxic or hazardous  wastes or substances,  pollutants or contaminants from the Company  Real  Property in material  violation of CERCLA or any similar state law or local  ordinance,  or (c) the  discharge of pollutants or effluents into any water  source or system,  the  dredging or filling of any waters or the discharge into the air of any emissions, for which the Company does not have all

                                       26

material  required  permits  under the Federal Water  Pollution  Control Act, 33
U.S.C.  (S) 1251 et seq.,  or the Clean Air Act, 42 U.S.C.  (S) 7401 et seq., or
any  similar  state law or local  ordinance,  in each case  except  for any such noncompliance,  occurrence,  violations,  or failures as would not reasonably be expected  to  have  a  Company  Material  Adverse  Effect;  (iii)  there  are no substances  or  conditions  in  or on  the  Company  Real  Property  that  would reasonably be expected to support a claim or cause of action under RCRA,  CERCLA or any  other  federal,  state or  local  environmental  statutes,  regulations, ordinances or other environmental regulatory  requirements,  except for any such claims or causes of action as would not reasonably be expected to have a Company
Material Adverse Effect; (iv) there are no above ground or underground Hazardous
Substance  tanks that have been  located  under,  in or about the  Company  Real
Property  which  have  been  subsequently  removed  or filled  and  which  would reasonably be expected to have a Company Material Adverse Effect; and (v) to the extent any actively used Hazardous Substance storage tanks exist on or under the
Company Real Property,  such storage tanks, to the extent legally required, have been duly registered with all appropriate regulatory and governmental bodies and are otherwise in material  compliance with applicable  federal,  state and local statutes, regulations, ordinances and other regulatory requirements.

2.25.  SCHEDULE 14D-9; OFFER DOCUMENTS; AND PROXY STATEMENT.

       Neither the Schedule  14D-9 nor any  information  supplied by the Company for inclusion in the Offer Documents will, at the respective  times the Schedule
14D-9,  the Offer  Documents or any amendments or supplements  thereto are filed with  the SEC or are  first  published,  sent or given  to  stockholders  of the
Company,  as the case may be, contain any untrue statement of a material fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the  statements  made therein,  in the light of the  circumstances under which they are made, not misleading.  The Proxy Statement,  if filed, will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company,  contain any untrue  statement of a material  fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements  made therein,  in the light of the circumstances  under which they are made, not misleading or will, at the time of the Special  Meeting,  omit to state any material fact  necessary to correct any statement  in any earlier  communication  with  respect to the  solicitation  of proxies for the Special  Meeting  which shall have become false or misleading in any material  respect.  The Schedule 14D-9 and the Proxy  Statement  will,  when filed by the Company with the SEC,  comply as to form in all  material  respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing,  the Company makes no representation or warranty with respect to information supplied by or on behalf of Purchaser or
Merger Sub which is contained in any of the foregoing documents.

2.26.  TRANSACTIONS WITH AFFILIATES.

       (a)    All  transactions,   agreements,   arrangements  or  understanding
between  the  Company  or any of it  subsidiaries,  on the  one  hand,  and  the
Company's  affiliates  or  other  persons,  on the  other  hand  (an  "AFFILIATE
TRANSACTION"),  that are  required to be disclosed in the Company SEC Reports in accordance  with Item 404 of Regulation S-K under the Securities  Act, have been

                                       27

so disclosed.  There have been no Affiliate Transactions that are required to be disclosed  under the Exchange Act pursuant to Item 404 of  Regulation  S-K which have not already been disclosed in the Company SEC Reports.

       (b)    Any Affiliate  Transaction  at the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and  conditions  as were at  least  as  favorable  to the  Company  or any of it subsidiaries  as  would  have  been  obtainable  by  the  Company  or any of its subsidiaries in a similar transaction with an unaffiliated third party.

2.27.  REPRESENTATIONS COMPLETE.

       None of the  representations  or warranties made by the Company herein or in any Schedule hereto,  including the Company  Disclosure  Schedule,  or in any certificate  furnished by the Company pursuant to this Agreement,  when all such documents are read together in their entirety, contains or will contain upon the consummation  of the Offer any untrue  statement of a material fact, or omits or will  omit  upon  the  consummation  of the  Offer to state  any  material  fact necessary in order to make the statements  contained  herein or therein,  in the light of the circumstances under which made, not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser hereby represents and warrants to the Company as follows:

3.1.   DUE INCORPORATION AND GOOD STANDING.

       Each of  Purchaser  and Merger Sub is a  corporation  duly  incorporated, validly  existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite  corporate power and authority to own, lease and operate its properties and to carry on its business as now being  conducted.
Purchaser has  heretofore  made  available to the Company  accurate and complete copies of the Certificate of Incorporation  and Bylaws,  as currently in effect, of Purchaser.

3.2.   AUTHORIZATION; BINDING AGREEMENT.

       Purchaser and Merger Sub have all requisite corporate power and authority to execute  and  deliver  this  Agreement  and to  consummate  the  transactions contemplated  hereby.  The  execution  and  delivery of this  Agreement  and the consummation of the transactions contemplated hereby, including, but not limited to,  the Offer and the  Merger,  have been duly and  validly  authorized  by the respective Boards of Directors of Purchaser and Merger Sub, as appropriate,  and no other  corporate  proceedings  on the part of  Purchaser  or  Merger  Sub are necessary  to  authorize  the  execution  and  delivery of this  Agreement or to consummate  the  transactions  contemplated  hereby  (other  than the  requisite approval  by the  sole  stockholder  of  Merger  Sub of this  Agreement  and the
Merger). This Agreement has been duly and validly executed and delivered by each of  Purchaser  and  Merger Sub and  constitutes  the  legal,  valid and  binding agreement of Purchaser and Merger Sub, enforceable against each of Purchaser and
Merger  Sub  in  accordance  with  its  terms,  subject  to  the  Enforceability
Exceptions.

                                       28

3.3.   GOVERNMENTAL APPROVALS.

       No  Consent  from or  with  any  Governmental  Authority  on the  part of
Purchaser or Merger Sub is required in connection with the execution or delivery by Purchaser or Merger Sub of this Agreement or the consummation by Purchaser or
Merger Sub of the transactions  contemplated hereby other than (i) the filing of the  Certificate  of Merger with the Secretary of State of the State of Delaware in accordance  with the DGCL,  (ii) filings with the SEC, state  securities laws administrators  and the National  Association of Securities  Dealers,  Inc. (the
"NASD"),  (iii)  pursuant to the HSR Act and (iv) those  Consents  that, if they were not obtained or made,  would not  reasonably be expected to have a material adverse  effect on the business,  assets,  condition  (financial or  otherwise), liabilities or the results of operations of Purchaser and its subsidiaries taken as a  whole  or the  ability  of the  Company  to  consummate  the  transactions contemplated  by this  Agreement,  and except in each case for any such  effects resulting  from,  arising  out of,  or  relating  to the  taking  of any  action contemplated by the Agreement ("PURCHASER MATERIAL ADVERSE EFFECT").

3.4.   NO VIOLATIONS.

       The execution and delivery of this Agreement,  the Offer, the Merger, the consummation  of the other  transactions  contemplated  hereby and compliance by
Purchaser  and  Merger  Sub  with  any of the  provisions  hereof,  will not (i)
conflict  with or result in any breach of any  provision of the  Certificate  of
Incorporation  or Bylaws or other  governing  instruments of Purchaser or Merger
Sub,  (ii)  require any Consent  under or result in a violation or breach of, or constitute  (with or without  due notice or lapse of time or both) a default (or give rise to any right of termination,  cancellation or acceleration)  under any of the terms,  conditions or provisions of any agreement or other  instrument to which Purchaser is a party or by which its assets are bound, (iii) result in the creation or imposition of any  Encumbrance of any kind upon any of the assets of
Purchaser  or  Merger  Sub or  (iv)  subject  to  obtaining  the  Consents  from
Governmental  Authorities referred to in Section 3.3 hereof,  contravene any Law to which  Purchaser  or Merger Sub or its or any of their  respective  assets or properties  are subject,  except,  in the case of clauses  (ii),  (iii) and (iv)
above,  for any  deviations  from the  foregoing  which would not  reasonably be expected to have a Purchaser Material Adverse Effect.

3.5.   FINDERS AND INVESTMENT BANKERS.

       Neither  Purchaser,  Merger Sub nor any of their  respective  officers or directors has employed any broker or finder or otherwise  incurred any liability for any brokerage  fees,  commissions  or finders,  fees in connection  with the transactions contemplated hereby.

3.6.   DISCLOSURES.

       Neither the  Schedule TO nor any  information  supplied by  Purchaser  or
Merger Sub for inclusion in the Schedule 14D-9 will, at the respective times the
Schedule TO, the Schedule 14D-9, or any amendments or supplements  thereto,  are filed with the SEC or are first published,  sent or given to stockholders of the
Company,  as the case may be, contain any untrue statement of a material fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the  statements  made therein,  in the light of the  circumstances under which they are made, not misleading. The information supplied by Purchaser

                                       29

for inclusion in the Proxy  Statement will not, on the date the Proxy  Statement
(or any amendment or supplement  thereto) is first mailed to stockholders of the
Company,  contain any untrue  statement of a material  fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or will, at the time of the stockholders'  meeting, omit to state
any  material   fact   necessary  to  correct  any   statement  in  any  earlier
communication  with respect to the solicitation of proxies for the meeting which shall have become false or misleading in any material  respect.  The Schedule TO will,  when filed by Merger Sub with the SEC,  comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.  Notwithstanding  the  foregoing,  Purchaser  and Merger Sub make no representation  or warranty  with respect to any  information  supplied by or on behalf of the Company  which is  contained  in any of the Offer  Documents,  the
Proxy Statement or any amendment or supplement thereto.

3.7.   FINANCING.

       At or prior to the dates that Merger Sub becomes  obligated to accept for payment and pay for Shares  pursuant to the Offer,  and at the  Effective  Time,
Purchaser  and  Merger  Sub will  have  sufficient  cash  and  cash  equivalents resources  available  to pay for the  Shares  that the  Merger  Sub  becomes  so obligated to accept for payment and pay for pursuant to the Offer and to pay the aggregate Merger Consideration pursuant to the Merger.

3.8.   REPRESENTATIONS COMPLETE.

       None of the  representations or warranties made by Purchaser herein or in any Schedule hereto,  or in any certificate  furnished by Purchaser  pursuant to this  Agreement,  when all such  documents are read together in their  entirety, contains or will contain upon the consummation of the Offer any untrue statement of a material fact, or omits or will omit upon the  consummation of the Offer to state any  material  fact  necessary in order to make the  statements  contained herein or therein,  in the light of the  circumstances  under  which  made,  not misleading.

3.9.   NO PRIOR ACTIVITIES.

       Except for  obligations  or liabilities  incurred in connection  with its incorporation  or  organization  or the  negotiation  and  consummation  of this
Agreement, the Offer, the Merger and the other transactions contemplated hereby, neither Purchaser nor Merger Sub has incurred any obligations or liabilities, or has engaged in any  business or  activities  of any type or kind  whatsoever  or entered into any agreements or arrangements with any person or entity.

       The Shares owned, whether beneficially or of record, by Purchaser, Merger
Sub and their respective affiliates do not constitute as of the date hereof more than 10% of the issued and outstanding Shares.

                                       30

                                   ARTICLE IV
                       ADDITIONAL COVENANTS OF THE COMPANY

4.1.   CONDUCT OF BUSINESS OF THE COMPANY.

       (a)    Unless  Purchaser  shall  otherwise agree in writing and except as expressly  contemplated  by this Agreement or as set forth in SECTION 4.1 of the
Company Disclosure  Schedule (the inclusion of any item having been consented to by  Purchaser),  during  the  period  from  the  date of this  Agreement  to the
Effective  Time,  (i) the  Company  and its  subsidiaries  shall  conduct  their business in the ordinary course and consistent with past practice,  and (ii) the
Company shall use its  commercially  reasonable  efforts to preserve  intact its
business   organization,   to  keep  available  the  services  of  its  and  its
subsidiaries'  officers and employees,  to maintain  satisfactory  relationships with all persons with whom it and its subsidiaries do business,  and to preserve the  possession,  control  and  condition  of all of its and  its  subsidiaries'
assets.

       (b)    Without  limiting the  generality of the foregoing  clause (a) and except as expressly  contemplated  by this  Agreement or as set forth in SECTION
4.1 of the  Company  Disclosure  Schedule,  neither  the  Company nor any of its subsidiaries will, without the prior written consent of Purchaser:

              (A)    amend or propose to amend its Certificate of  Incorporation or Bylaws (or comparable governing instruments);

              (B)    except  pursuant  to  rights  under  the  Company  Options, authorize for issuance,  issue,  grant, sell,  pledge,  dispose of or propose to issue,  grant,  sell,  pledge or  dispose  of any  shares  of,  or any  options, warrants,  commitments,  subscriptions  or rights of any kind to acquire or sell any  shares  of,  its  capital  stock or other  securities  or any  Voting  Debt including,  but not limited to, any securities  convertible into or exchangeable for shares of stock of any class,  except for the issuance of Shares pursuant to the  exercise of stock  options  outstanding  on the date of this  Agreement  in accordance with their present terms.  For purposes of this  Agreement,  the term
"VOTING  DEBT" shall mean  indebtedness  having  general  voting rights and debt convertible into securities having such rights;

              (C)    split,  combine or  reclassify  any  shares of its  capital stock or declare,  pay or set aside any dividend or other distribution  (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem,  purchase or otherwise acquire or offer to acquire any shares of its capital  stock or other  securities  and other than
dividends  and   distributions  to  the  Company  or  one  of  its  wholly-owned subsidiaries;

              (D)    which  consent  shall  not  be  unreasonably   withheld  or
delayed, (a) create, incur, assume,  forgive or make any changes to the terms or collateral  of any debt,  receivables  or employee or officer loans or advances, except in the  ordinary  course  of  business  or  incurrences  that  constitute refinancing  of existing  obligations on terms that are no less favorable to the
Company than the existing terms; (b) except in accordance with the Capex Budgets or in the ordinary course of business  assume,  guarantee,  endorse or otherwise become liable or responsible  (whether  directly,  indirectly,  contingently  or otherwise) for the obligations of any person;  (c) except in the ordinary course

                                       31

of business, make any capital expenditures or incur any preopening expenses; (d)
make any loans,  advances or capital  contributions  to, or investments  in, any other person (other than customary  travel,  relocation or business  advances to employees);  (e) acquire the stock or assets of, or merge or  consolidate  with, any other person;  (f)  voluntarily  incur any material  liability or obligation
(absolute,  accrued,  contingent or otherwise) other than in the ordinary course of business  consistent  with past practice;  or (g) sell,  transfer,  mortgage, pledge,  or  otherwise  dispose  of, or  encumber,  or agree to sell,  transfer, mortgage,  pledge or otherwise dispose of or encumber,  any assets or properties
(real,  personal or mixed)  material  to the  Company  other than to secure debt permitted  under  subclause (a) of this clause (D) or other than in the ordinary course of business consistent with past practice;

              (E)    which  consent  shall  not  be  unreasonably   withheld  or
delayed,  except as set forth in SECTION  4.1(B)(E)  of the  Company  Disclosure
Schedule,  increase in any manner the wages,  salaries,  bonus,  compensation or other  benefits of any of its officers or  employees  or enter into,  establish, amend or terminate any  employment,  consulting,  retention,  change in control, collective bargaining,  bonus or other incentive  compensation,  profit sharing, health or other  welfare,  stock option or other  equity,  pension,  retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy,  agreement,  trust, fund or other arrangement with, for or in respect  of, any  stockholder,  officer,  director,  other  employee,  agent, consultant  or  affiliate  other  than as  required  pursuant  to the  terms  of agreements in effect on the date of this Agreement or in the ordinary  course of business  consistent with past practice with employees  (other than officers) of the Company or any of its subsidiaries or enter into or engage in any agreement, arrangement or transaction  with any of its  directors,  officers,  employees or affiliates  except current  compensation  and benefits in the ordinary course of business, consistent with past practice;

              (F)    which  consent  shall  not  be  unreasonably   withheld  or
delayed, (i) except in the ordinary course of business,  commence any litigation or other  proceedings with any Governmental  Authority or other person,  or (ii)
make or rescind any election relating to Taxes, settle any claim,  action, suit,
litigation,  proceeding,   arbitration,   investigation,  audit  or  controversy
relating to Taxes,  file any amended Tax Return or claim for refund,  change any method of accounting or make any other material  change in its accounting or Tax policies or procedures if such action could reasonably be expected to materially increase  the  Tax  liability  of  the  Surviving  Corporation  or  any  of  its subsidiaries for any period ending after the Closing Date;

              (G)    adopt or  amend  any  resolution  or  agreement  concerning indemnification of its directors, officers, employees or agents;

              (H)    transfer  or license  to any person or entity or  otherwise extend,  amend,  modify,  permit to lapse or fail to preserve any of the Company
Intellectual Property material to the Company's or its subsidiaries' business as presently  conducted  or  proposed  to be  conducted,  other  than  nonexclusive licenses in the ordinary course of business  consistent  with past practice,  or disclose to any person who has not entered into a confidentiality  agreement any
Trade Secrets;

              (I)    modify,  amend or terminate any Company Material  Contract, or waive, release or assign any material rights or claims thereunder, other than any such  modification,  amendment or termination  of any such Company  Material
Contract or any such waiver,  release or arrangement  thereunder in the ordinary course of business consistent with past practice;

                                       32

              (J)    modify, amend or terminate, or waive, release or assign any material  rights or claims  with  respect to any  confidentiality  agreement  or non-competition agreement to which the Company or its subsidiaries is a party;

              (K)    fail to  maintain  its books,  accounts  and records in the usual manner on a basis consistent with that heretofore employed;

              (L)    establish any subsidiary  except in the ordinary  course of business or enter into any new line of business;

              (M)    which  consent  shall  not  be  unreasonably   withheld  or
delayed,  enter into any lease,  contract  or  agreement  pursuant  to which the
Company or any of its  subsidiaries is obligated to pay or incur  obligations of more than $150,000 per year,  other than leases  contemplated in connection with the Capex  Budgets or other  leases,  contracts  or  agreements  in the ordinary course of business consistent with past practice;

              (N)    permit any material  insurance policy naming the Company or any of its  subsidiaries  as a  beneficiary  or a loss payee to be  cancelled or terminated  without  notice to and  consent  (which  shall  not be  unreasonably withheld  or  delayed)  by  Purchaser,  unless  the  Company  uses  commercially reasonable  efforts to maintain  substantially  similar insurance coverage as is currently in place;

              (O)    revalue any of its assets or make any change in  accounting methods, principles or practices, except as required by GAAP;

              (P)    fail to make in a timely  manner any  filings  with the SEC required  under  the  Securities  Act or the  Exchange  Act  or  the  rules  and regulations promulgated thereunder;

              (Q)    discharge  any  obligations  (including  accounts  payable)
other than on a timely basis in the ordinary course of business  consistent with past practice,  or materially delay the making of any capital  expenditures from the Capex Budgets;

              (R)    close  or   materially   reduce   the   Company's   or  any
subsidiary's  activities,  or  effect  any  layoff  or  other  Company-initiated personnel  reduction  or change,  at any of the  Company's  or any  subsidiary's facilities; or

              (S)    authorize  any of,  or agree to  commit  to do any of,  the foregoing actions.

       (c)    The  Company  shall use its  commercially  reasonable  efforts  to comply in all material  respects  with all Laws  applicable  to it or any of its properties,  assets or  business  and  maintain in full force and effect all the
Company Permits necessary for, or otherwise material to, such business.

4.2.   NOTIFICATION OF CERTAIN MATTERS.

       The Company shall give prompt notice to Purchaser if any of the following occur after the date of this Agreement: (i) there has been a material failure of the  Company  or any of its  representatives  to  comply  with  or  satisfy  any

                                       33

covenant,  condition or agreement to be complied with or satisfied by it or them hereunder; (ii) receipt of any notice or other communication in writing from any third party  alleging that the Consent of such third party is or may be required in connection with the  transactions  contemplated  by this Agreement,  provided that such  Consent  would  have been  required  to have been  disclosed  in this
Agreement;  (iii) receipt of any material notice or other communication from any
Governmental  Authority  (including,  but  not  limited  to,  the  NASD  or  any securities  exchange) in connection with the  transactions  contemplated by this
Agreement; (iv) the occurrence of an event which would reasonably be expected to have a Company  Material  Adverse Effect or that would  otherwise  reasonably be expected to cause a condition in Article VI or Annex A not to be  satisfied;  or
(v) the  commencement  or threat of any  Litigation  involving or affecting  the
Company or any of its  subsidiaries,  or any of their  respective  properties or assets, or, to its knowledge,  any employee,  agent, director or officer, in his or her capacity as such,  of the Company or any of its  subsidiaries  which,  if pending on the date hereof,  would have been required to have been  disclosed in this Agreement or which relates to the  consummation of the Offer or the Merger.
No such  notice to  Purchaser  shall  have any  effect on the  determination  of whether or not any of the  conditions to Closing or to the  consummation  of the
Offer  have  been  satisfied  or in  determining  whether  or  not  any  of  the representations,  warranties or covenants  contained in this Agreement have been breached.

4.3.   ACCESS AND INFORMATION.

       (a)    Between the date of this  Agreement  and the Effective  Time,  the
Company will give, and shall direct its  accountants  and legal counsel to give,
Purchaser and its  respective  authorized  representatives  (including,  without limitation,  its financial  advisors,  accountants  and legal  counsel),  at all reasonable  times,  access as  reasonably  requested  to all  offices  and other facilities and to all contracts,  agreements,  commitments, books and records of or pertaining to the Company and its subsidiaries,  will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish  Purchaser  with (i) such  financial and operating  data and other information with respect to the business and properties of the Company and its subsidiaries as Purchaser may from time to time reasonably request, and (ii)
a copy of each material report, schedule and other document filed or received by the Company  pursuant to the  requirements of applicable  securities laws or the
NASD;  PROVIDED,  HOWEVER,  that,  between the date hereof and the time of first acceptance of Shares for payment under the Offer,  Purchaser may, upon the prior written  approval (which shall not be  unreasonably  withheld or delayed) of the
Company's Chief Executive  Officer,  Chief Financial Officer or General Counsel,
(i) contact any employee of the Company directly,  provided that such contact is for  informational  purposes only and does not unreasonably  interfere with such employee's ongoing  responsibilities to the Company, and (ii) have access to the
Company's offices and facilities; and, following the time of first acceptance of
Shares for payment  under the Offer,  Purchaser  shall not be  restricted in any manner in  contacting  employees  of the Company or in accessing  the  Company's offices and facilities. No such access, inspections or furnishing of information shall have any adverse  effect on Purchaser  or Merger  Sub's  ability to assert that  conditions  to Closing or to the  consummation  of the Offer have not been satisfied.

       (b)    The Chief  Financial  Officer of the Company  shall deliver to the
Purchaser  immediately  before the close of business on the day which is six (6)
business  days  prior to the  then-scheduled  expiration  date of the  Offer and

                                       34

immediately before the close of business on the  then-scheduled  expiration date of the  Offer,  a  certificate  executed  by such  officer  which sets forth the anticipated  number  of  issued  and  outstanding  Shares  as of the date of the expiration of the Offer.

       (c)    Without limiting any other provision of this Agreement,  from time to time during the Offer upon the request of the Purchaser,  immediately  before the close of  business  on the day which is six (6)  business  days prior to the then scheduled  expiration date of the Offer and immediately before the close of business on the expiration date of the Offer, the Company shall inform Purchaser orally and in  writing  as to the  then-current  status of  satisfaction  of the conditions to the Offer described in paragraphs (c), (e)(ii),  (f), (g), (i) and
(k) on Annex A  hereto.  The  President  of the  Company  shall  deliver  to the
Purchaser  promptly  following  the  close  of  business  on the  then-scheduled expiration  date of the Offer a  certificate  executed  by such  officer  to the effect that the conditions to the Offer specified in the  immediately  preceding sentence have been satisfied.

       (d)    Prior to the execution and delivery of this Agreement, the Company shall have delivered to the Purchaser a copy of duly adopted  resolutions of the
Board  approving the execution,  delivery and  performance of this Agreement and the other  agreements  contemplated  hereby and, in each case, the  transactions contemplated thereby, certified by the Secretary of the Company.

4.4.   SPECIAL MEETING; PROXY STATEMENT.

       (a)    As  promptly  as  practicable  following  the  purchase  of Shares pursuant  to the Offer that  satisfies  the  Minimum  Condition,  if required by applicable  law in order to consummate the Merger,  the Company,  acting through its Board of Directors, shall, in accordance with applicable Law:

              (i)    (A) duly call,  give notice of,  convene and hold a special meeting  of its  stockholders  (the  "SPECIAL  MEETING")  for  the  purposes  of considering  and taking  action upon the approval and adoption of the Merger and this Agreement;

                     (B) subject to Section 4.8, declare advisable and recommend to its stockholders  that they approve the Merger and adopt this Agreement,  and shall include disclosure  regarding the approvals of the Company's Board and the
Special Committee;

                     (C) without  limiting the generality of the foregoing,  the
Company agrees that its obligations  under clause (A) of this Section  4.4(a)(i)
shall not be affected by the commencement, public proposal, public disclosure or communication  to the  Company  or any  other  person  of any  Company  Takeover
Proposal  (as such term is  defined  in Section  4.8(a))  or the  withdrawal  or modification  by  the  Board  or  any  committee  thereof  of  such  Board's  or committee's  approval  or  recommendation  of the  Offer,  the  Merger  or  this
Agreement; and

              (ii)   prepare  and  file  with  the SEC a  preliminary  proxy  or information  statement  relating to the Merger and this Agreement and obtain and furnish  the  information  required  to be  included  by the  SEC  in the  Proxy
Statement  and,  after  consultation  with  Purchaser,  respond  promptly to any comments made by the SEC with respect to the  preliminary  proxy or  information statement and cause a definitive proxy or information  statement,  including any amendments or  supplements  thereto (the "PROXY  STATEMENT") to be mailed to its

                                       35

stockholders at the earliest  practicable  date,  provided that no amendments or supplements  to the Proxy  Statement  will be made by the Company  without prior consultation with Purchaser and its counsel.

       (b)    Purchaser  shall  vote,  or cause to be voted,  all of the  Shares acquired  in the  Offer or  otherwise  then  owned by it,  Merger  Sub or any of
Purchaser's  other  subsidiaries  in favor of the  approval  and adoption of the
Merger and this Agreement.

       (c)    Notwithstanding the provisions of paragraphs (a) and (b) above, in the event that  Purchaser,  Merger Sub and any other  subsidiaries  of Purchaser shall acquire in the aggregate at least 90% of the outstanding Shares,  pursuant to the Offer or  otherwise,  the  parties  hereto  shall,  subject to Article VI hereof,  take all necessary and appropriate action to cause the Merger to become effective as soon as practicable  after such  acquisition,  without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

4.5.   COMMERCIALLY REASONABLE EFFORTS.

       Subject to the terms and conditions  herein provided,  including  Section
4.8 of this  Agreement,  the Company agrees to use its  commercially  reasonable efforts to take,  or cause to be taken,  all  actions  and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable  the Offer and the Merger and the other  transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all
Consents from Governmental  Authorities and other third parties required for the consummation of the Offer and the Merger and the other transactions contemplated hereby  (provided that the Company shall not make any payment or amend the terms of any agreement in connection with obtaining any such Consent without the prior written  approval of Purchaser)  and (ii)  consulting and  cooperating  with and providing  assistance to Purchaser and Merger Sub in the  preparation and filing with the SEC of the Offer Documents and all necessary amendments and supplements thereto. Upon the terms and subject to the conditions hereof, the Company agrees to use  commercially  reasonable  efforts  to take,  or cause to be  taken,  all actions  and to do, or cause to be done,  all things  necessary  to satisfy  the conditions to the consummation of the Offer and the Closing set forth herein.

4.6.   PUBLIC ANNOUNCEMENTS.

       So long as this Agreement is in effect,  the Company shall not, and shall cause its  affiliates  not to, (a) issue or cause the  publication  of any press release  or any  other  announcement  or  communication  with  respect  to  this
Agreement, the Offer or the Merger or the other transactions contemplated hereby without the prior written consent of Purchaser, or (b) discuss with the press or the media  this  Agreement,  the  Offer,  the  Merger or the other  transactions contemplated  hereby  (and  will  refer  any and  all  questions  and  inquiries concerning  Purchaser or its affiliates to Purchaser),  except in any case under
(a) or (b) where such  release,  announcement  communication  or  discussion  is required by applicable Law or regulatory authority.

                                       36

4.7.   COMPLIANCE.

       In  consummating  the  Offer,  the  Merger  and  the  other  transactions contemplated  hereby, the Company shall comply in all material respects with the provisions  of the Exchange Act and the  Securities  Act and shall comply in all material respects with all other applicable Laws.

4.8.   NO SOLICITATION.

       (a)    For purposes of this Agreement,  "COMPANY TAKEOVER PROPOSAL" means
(other  than the  transactions  contemplated  by this  Agreement)  any  inquiry, proposal  or offer  from any  person  relating  to (1) any  direct  or  indirect acquisition or purchase of assets  representing 20% or more of the assets of the
Company,  (2) any issuance,  sale, or other  disposition of (including by way of merger, consolidation,  business combination,  share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase,
or  securities   convertible   into  or  exchangeable   for,  such   securities)
representing  20% or more of the  voting  power of the  Company,  (3) any tender offer, exchange offer or other transaction in which, if consummated,  any person shall acquire beneficial  ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership,  or any "group"
(as such term is defined  under the  Exchange  Act) shall have been formed which beneficially owns or has the right to acquire  beneficial  ownership,  of 20% or more of the outstanding voting capital stock of the Company,  or (4) any merger,
consolidation,   share   exchange,   business   combination,   recapitalization,
liquidation  or  dissolution   involving  the  Company.  For  purposes  of  this
Agreement, a "COMPANY SUPERIOR OFFER" means a Company Takeover Proposal on terms that the Board  determines,  in good faith,  based upon  consultations  with its outside legal counsel and its financial  advisor,  that if consummated,  is more favorable to the Company's  stockholders  than the Offer,  this Agreement or the
Merger and is  reasonably  likely to be  consummated,  taking  into  account all legal,  financial and regulatory  aspects of the offer and the person making the offer and would, if consummated, be in the best interests of the stockholders of the Company.

       (b)    Except as set forth in this Section  4.8,  the Company  shall not, directly or  indirectly,  and shall not,  directly or  indirectly,  authorize or permit any officer or director of the Company,  or authorize or knowingly permit any  other  employee,  agent or  consultant  of the  Company  to,  (i)  solicit, encourage,  initiate  or seek the  making,  submission  or  announcement  of any
Company Takeover Proposal, (ii) furnish any non-public information regarding the
Company  to  any  person   (other  than   Purchaser   or  Merger  Sub  or  their
representatives)  in  connection  with  or in  response  to a  Company  Takeover
Proposal or an inquiry that the Company believes in good faith could be expected to  lead  to a  Company  Takeover  Proposal,  (iii)  engage  in  discussions  or negotiations  with any person  with  respect to any Company  Takeover  Proposal, except as to the  existence of these  provisions,  (iv)  withdraw or modify,  or propose  publicly to withdraw or modify,  in a manner adverse to Purchaser,  the approval or  recommendation  by the Board of the Offer,  this  Agreement  or the
Merger,  (v) approve or recommend,  or propose publicly to approve or recommend, any Company Takeover Proposal or (vi) cause the Company to enter into any letter of intent,  agreement  in  principle,  acquisition  agreement  or other  similar agreement  (each,  a "COMPANY  ACQUISITION  AGREEMENT")  related to any  Company
Takeover Proposal.

                                       37

       (c)    Notwithstanding the provisions of Section 4.8(b),  nothing in this
Agreement  shall prohibit or limit (A) the Company,  or the Board,  prior to the time of the first acceptance of Shares for payment  pursuant to the Offer,  from furnishing  nonpublic  information  regarding  the Company to, or entering  into discussions or negotiations with, any person in response to an unsolicited, bona fide written  Company  Takeover  Proposal that the Board concludes in good faith could  reasonably  be  expected  to  result in a Company  Superior  Offer  being submitted to the Company by such person (and not  withdrawn)  if (1) the Company has not  violated  any of the  restrictions  set  forth  in  Section  4.8(b)  in connection  with the receipt of such Company  Takeover  Proposal,  (2) the Board concludes in good faith, after consultation with its outside legal counsel, that such  action  with  respect to such  Company  Takeover  Proposal  is in the best interest of the Company stockholders,  (3) the Company receives from such person an executed  confidentiality  agreement with provisions not  substantially  more favorable to such person than those contained in  Confidentiality  Agreement (as defined below); and (4) the Company furnishes such nonpublic information to such person and to  Purchaser  at  substantially  the same time (to the  extent  such nonpublic  information  has not been  previously  furnished  by the  Company  to
Purchaser);  or (B) the  Company  from  complying  with  Rules  l4d-9  and 14e-2 promulgated under the Exchange Act with regard to any Company Takeover Proposal.

       (d)    The Company shall promptly (and in no event later than forty-eight
(48) hours  after the Company  receives  any  Company  Takeover  Proposal or any request for  nonpublic  information  relating to a Company  Takeover  Proposal), advise  Purchaser  orally and in writing of such  Company  Takeover  Proposal or request  that is made or  submitted  by any person  during the time prior to the
Effective  Time  (including  providing  the  identity  of the  person  making or submitting  such  Company  Takeover  Proposal or  request,  and a summary of the material terms thereof,  if the Company  Takeover  Proposal or request is not in writing,  or a copy of the Company Takeover  Proposal or request and any related draft  agreements  if  it is in  writing).  The  Company  shall  keep  Purchaser reasonably  informed in all material  respects with respect to the status of any such  Company  Takeover  Proposal or request and any  material  modification  or proposed material  modification thereto, any request for or intention to furnish nonpublic information, or its intention to enter into discussions with any third party  regarding a potential  Company  Takeover  Proposal  pursuant to the terms hereof.

       (e)    The Company has  terminated  discussions  with all persons  (other than Purchaser and Merger Sub) that relate to any Company Takeover Proposal, and except  as  permitted  by the  other  provisions  of this  Section  4.8 will not participate in any discussions  with any person (other than Purchaser and Merger
Sub) that relate to any Company Takeover Proposal.

       (f)    The Company agrees not to release any person (other than Purchaser and Merger Sub) from or waive any  provision of any  confidentiality  or similar agreement  to which  the  Company  is a party  and  which  relates  to a Company
Takeover Proposal,  and will use its commercially  reasonable efforts to enforce each such agreement at the request of Purchaser.

       (g)    Notwithstanding  anything  in  this  Agreement  to  the  contrary, including  Section  4.8(b),  the  Board  may  at any  time  prior  to the  first acceptance of Shares for payment pursuant to the Offer (subject to the Company's compliance  with the provisions of this Section 4.8), (x) withdraw or modify its approval or  recommendation  of the Offer,  this  Agreement or the Merger or (y)
approve or recommend a Company Superior Offer if: (A) an unsolicited,  bona fide

                                       38

written  offer is made to the  Company by a third  party for a Company  Takeover
Proposal,  and such offer is not  withdrawn;  (B) the Board  determines  in good
faith,  after   consultation  with  its  financial  advisor,   that  such  offer
constitutes a Company  Superior Offer; (C) following  consultation  with outside legal counsel,  the Board or a committee of disinterested  directors  determines that the withdrawal or  modification  of its approval or  recommendation  of the
Offer,  this  Agreement  or the Merger is required to comply with the  fiduciary duties of the Board to the stockholders of the Company under applicable Law; (D)
such approval or recommendation is not withdrawn or modified in a manner adverse to  Purchaser  at any time  prior to three (3)  business  days  after  Purchaser receives  written  notice  from  the  Company  confirming  that  the  Board  has determined that such offer is a Company  Superior  Offer;  and (E) at the end of such three (3) business day period,  after taking into account any adjustment or modification  of the terms of this  Agreement  proposed  by  Purchaser  (and any adjustment or modification of the terms of such Company Takeover Proposal),  the
Board  again  makes the  determination  in good  faith  that the  withdrawal  or modification of such approval or  recommendation of the Offer, this Agreement or the Merger is required to comply with the  fiduciary  duties of the Board to the stockholders of the Company under applicable Law.

4.9.   SEC AND STOCKHOLDER FILINGS.

       The  Company  shall send to  Purchaser  a copy of all public  reports and materials promptly after the time it sends the same to its stockholders, the SEC or any state or foreign securities commission.

4.10.  STATE TAKEOVER LAWS.

       Notwithstanding  any  other  provision  in this  Agreement,  if any state
takeover  statute  may  become,   or  may  purport  to  be,  applicable  to  the
transactions  contemplated in this Agreement, the Company and the members of its
Board will grant such  approvals  and take such actions as are necessary so that the  transactions  contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions  contemplated  hereby and thereby and otherwise  act to  eliminate  the effect of any  takeover  statute on any of the transactions contemplated by this Agreement.

                                   ARTICLE V
                        ADDITIONAL COVENANTS OF PURCHASER

5.1.   NOTIFICATION OF CERTAIN MATTERS.

       Purchaser shall give prompt notice to the Company if any of the following occur after the date of this Agreement:  (i) any representation or warranty made by Purchaser in this  Agreement is untrue or inaccurate in any material  respect at any time from the date hereof to the  Effective  Time;  (ii) there has been a material  failure of Purchaser,  Merger Sub or any of their  representatives  to comply with or satisfy any covenant,  condition or agreement to be complied with or  satisfied  by it or them  hereunder;  (iii)  receipt  of any notice or other communication  in writing from any third party alleging that the Consent of such third  party  is  or  may  be  required  in  connection  with  the  transactions contemplated  by this  Agreement,  provided  that such  Consent  would have been required to have been disclosed in this Agreement;  (iv) receipt of any material

                                       39

notice or other communication from any Governmental  Authority  (including,  but not limited to, the NASD) in connection  with the  transactions  contemplated by this  Agreement;  (v) the  occurrence  of an event  which  would  reasonably  be expected to have a Purchaser  Material Adverse Effect;  or (vi) the commencement or threat of any  Litigation  involving  or  affecting  Purchaser  or any of its subsidiaries,  or any of their  respective  properties  or  assets,  or,  to its knowledge,  any employee,  agent, director or officer, in his or her capacity as such,  of Purchaser  or any of its  subsidiaries  which,  if pending on the date hereof,  would have been  required to have been  disclosed in this  Agreement or which relates to the consummation of the Offer or the Merger.

5.2.   COMMERCIALLY REASONABLE EFFORTS.

       Subject to the terms and conditions herein provided,  Purchaser agrees to use its  commercially  reasonable  efforts  to take,  or cause to be taken,  all actions  and to do,  or  cause to be  done,  all  things  necessary,  proper  or advisable to consummate and make effective as promptly as practicable  the Offer and the  Merger  and the  other  transactions  contemplated  by this  Agreement, including,  but not limited to: (i)  obtaining  all Consents  from  Governmental
Authorities and other third parties  required for the  consummation of the offer and  the  Merger  and  the  other  transactions  contemplated  hereby  and  (ii)
consulting and cooperating  with and providing  assistance to the Company in the preparation  and  filing  with  the SEC of the  Schedule  14D-9  and  the  Proxy
Statement, if applicable,  and all necessary amendments and supplements thereto.
Upon the terms and subject to the  conditions  hereof,  Purchaser  agrees to use commercially  reasonable  efforts to take, or cause to be taken, all actions and to do, or cause to be done,  all things  necessary to satisfy the  conditions to the consummation of the Offer and the Closing set forth herein.

5.3.   COMPLIANCE.

       In  consummating  the  Offer,  the  Merger  and  the  other  transactions contemplated  hereby,  Purchaser  and  Merger Sub shall  comply in all  material respects  with the  provisions  of the Exchange Act and the  Securities  Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

5.4.   INDEMNIFICATION.

       (a)    As of the Effective  Time,  the  indemnification  and  exculpation provisions  contained in the Bylaws and the Certificate of  Incorporation of the
Surviving  Corporation  shall  be at  least  as  favorable  to  individuals  who immediately  prior to the  Closing  Date  were  directors,  officers,  agents or employees  of the Company or  otherwise  entitled to  indemnification  under the
Company's  Bylaws or Certificate of Incorporation  (an  "INDEMNIFIED  PARTY") as
those  contained  in the  Bylaws and the  Certificate  of  Incorporation  of the
Company,  respectively, and shall not be amended, repealed or otherwise modified for a period of six (6) years  after the  Closing  Date in any manner that would adversely  affect the rights  thereunder  of any  Indemnified  Party;  PROVIDED,
HOWEVER,  that nothing contained herein shall limit Purchaser's ability to merge the  Company  or  the  Surviving  Corporation  into  Purchaser  or  any  of  its subsidiaries  or any other person or otherwise  eliminate  the  Company's or the
Surviving   Corporation's  corporate  existence  so  long  as  such  rights  are preserved.  The Company hereby  covenants  that it shall,  to the fullest extent

                                       40

permitted  under  Delaware  law and  regardless  of whether  the Merger  becomes effective,  indemnify,  defend and hold harmless,  and after the Effective Time, the Surviving  Corporation shall, to the fullest extent permitted under Delaware law,  indemnify,  defend and hold harmless,  each Indemnified  Party against any costs or expenses  (including  reasonable  attorneys' fees),  judgments,  fines,
losses,  claims,  damages,   liabilities  and  amounts  paid  in  settlement  in
connection with any claim, action, suit, proceeding or investigation, including, without  limitation,  liabilities  arising  out of this  Agreement  or under the
Exchange Act,  occurring  through the Closing Date, and in the event of any such claim,  action,  suit,  proceeding or  investigation  (whether arising before or after the Effective  Time), (i) the Company or the Surviving  Corporation  shall pay the  reasonable  fees and  expenses of counsel  selected by the  Indemnified
Parties,  which counsel shall be reasonably  satisfactory  to the Company or the
Surviving  Corporation,  promptly as statements therefor are received,  and (ii)
the Company and the Surviving  Corporation  will cooperate in the defense of any such  matter;  PROVIDED,  HOWEVER,  that  neither the Company nor the  Surviving
Corporation  shall be liable for any  settlement  effected  without  its written consent  (which  consent  shall not be  unreasonably  withheld);  and  PROVIDED,
FURTHER, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 5.4 to pay the fees and  disbursements of more than one counsel for all Indemnified  Parties in any single action,  except to the extent that, in the reasonable opinion of counsel for the Indemnified  Parties,  two or more of such Indemnified  Parties have  conflicting  interests in the outcome of such action.

       (b)    Prior  to the  Effective  Time,  the  Company  shall  cause  to be obtained at the Effective Time "tail" insurance policies with a claims period of at least six years  from the  Effective  Time with  respect  to  directors'  and officers'  liability  insurance in amount and scope at least as favorable as the
Company's  existing  policies  for  claims  arising  from  facts or events  that occurred on or prior to the Effective Time;  provided that the maximum amount to be spent on such policies  shall not exceed the greater of (i) $350,000 and (ii)
such amount as is necessary to obtain $10,000,000 of coverage.

       (c)    If the Surviving  Corporation  or any of its successors or assigns
(i)  consolidates  with or  merges  into any other  person  and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially  all of its properties and assets to any person,  then,  and in each such case,  to the extent  necessary,  proper provision  shall be made so that the  successors  and  assigns of the  Surviving
Corporation assume the obligations set forth in this Section 5.4.

       (d)    The  provisions of this Section 5.4 (i) are intended to be for the benefit of, and shall be  enforceable  by, each  Indemnified  Party,  his or her heirs and  representatives  and (ii) are in addition to, and not in substitution for, any other rights to  indemnification  or contribution  that any such person may have by contract or otherwise.

5.5.   BENEFIT PLANS AND EMPLOYEE MATTERS.

       (a)    Purchaser shall for not less than 12 months  following the Closing
Date  either  maintain  and  provide to the  Company's  employees  who  continue employment with Purchaser,  the Surviving Corporation or any subsidiary thereof, the employee  benefits and programs of the Company as substantially in effect as of the date  hereof or cause  the  Surviving  Corporation  to  provide  employee

                                       41

benefits  and  programs  to  such  employees   that,  in  the   aggregate,   are
substantially  comparable  to  those  of  Company.  The  Company  shall  provide
Purchaser with such  information as Purchaser may reasonably  request  regarding the  Company's  employee  benefits and programs in order to assist  Purchaser in complying  with its  obligations  under  this  Section  5.5(a).  Nothing in this
Section  5.5(a)  shall be  construed  to prohibit or restrict  Purchaser  or the
Surviving  Corporation  from  amending,  suspending  or  terminating  any of its employee  benefit plans or programs at any time.  Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any employee to  employment  with  Purchaser,  the  Surviving  Corporation  or any  of  their subsidiaries  and the  employment  of each  such  employee  shall  be "at  will"
employment,  except to the extent  otherwise  provided  in a written  employment agreement.

       (b)    From and after the Effective Time, the Surviving Corporation shall honor, in accordance with their terms,  all employment and severance  agreements
listed  in  SECTION  5.5(B)  of  the  Company  Disclosure   Schedule  in  effect
immediately  prior to the  Closing  Date that are  applicable  to any current or former employees or directors of the Company.

5.6.   REPURCHASE OF COMPANY STOCK.

       Other than pursuant to the Offer,  each of Purchaser and Merger Sub shall not, and each shall cause its respective  affiliates not to,  purchase shares of
Common Stock or enter into option,  lock-up,  voting or proxy  agreements or any other similar  agreements  with respect to Common Stock at any time prior to the consummation of the Offer.

5.7.   Public Announcements.

       So long as this  Agreement is in effect,  each of the  Purchaser  and the
Merger Sub shall not, and each shall cause its respective affiliates not to, (a)
issue or cause the publication of any press release or any other announcement or communication  with  respect to this  Agreement,  the Offer or the Merger or the other transactions  contemplated hereby without the prior written consent of the
Company,  or (b) discuss with the press or the media this Agreement,  the Offer, the Merger or the other  transactions  contemplated  hereby,  except in any case under (a) or (b) where such release, announcement communication or discussion is required by applicable Law or regulatory authority.

                                   ARTICLE VI
                                   CONDITIONS

6.1.   CONDITIONS TO EACH PARTY'S OBLIGATIONS.

       The  respective  obligations  of each party to effect the Merger shall be subject to the  fulfillment  or waiver at or prior to the Effective  Time of the following conditions:

       (a)    STOCKHOLDER  APPROVAL.  If  required  under the DGCL,  the Company
Stockholder Approval shall have been obtained.

       (b)    NO  INJUNCTION OR ACTION.  No order,  statute,  rule,  regulation, executive order, stay,  decree,  judgment or injunction shall have been enacted, entered,  promulgated or enforced by any court or other  Governmental  Authority since the date of this Agreement,  which prohibits or prevents the  consummation

                                       42

of the Merger and which has not been  vacated,  dismissed or withdrawn  prior to the  Effective  Time.  The Company and  Purchaser  shall use their  commercially reasonable efforts to have any of the foregoing vacated,  dismissed or withdrawn by the Effective Time.

       (c)    PURCHASE OF SHARES.  Purchaser  or Merger Sub or any  affiliate of either of them shall have purchased  Shares  pursuant to the Offer that together with shares  otherwise owned by Purchaser and its affiliates  represent at least the Minimum Condition.

       (d)    EXPIRATION OF OFFERING.  Any  "subsequent  offering  period" shall have expired.

6.2.   CONDITION TO OBLIGATIONS OF PURCHASER.

       The obligations of Purchaser and Merger Sub to effect the Merger shall be subject to the  fulfillment  or waiver at or prior to the Effective  Time of the following condition: the LLCP Merger Agreement shall have been terminated by the
Company.

6.3. FRUSTRATION OF CONDITIONS.

       Neither  Purchaser  nor  the  Company  may  rely  on the  failure  of any condition  set forth in this  Article VI to be  satisfied  if such  failure  was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

                                  ARTICLE VII
                           TERMINATION AND ABANDONMENT

7.1.   TERMINATION.

       This   Agreement  may  be  terminated   and  the  Merger  and  the  other
transactions  may be  abandoned  at any  time  prior  to the  time of the  first acceptance of Shares for payment pursuant to the Offer ("FIRST ACCEPTANCE TIME")
by action taken or authorized by the Board of Directors of the terminating party or  parties,  as follows  (the date of any such  termination,  the  "TERMINATION
DATE"):

       (a)    by mutual written consent of Purchaser and the Company;

       (b)    by either  Purchaser or the Company,  if the First Acceptance Time
shall not have occurred on or before May 31, 2006; PROVIDED,  HOWEVER,  that the right to  terminate  this  Agreement  under  this  Section  7.1(b)  shall not be available  to any party  whose  failure to  fulfill  any  obligation  under this
Agreement  has been the cause of,  or  resulted  in,  the  failure  of the First
Acceptance Time to occur on or before such date;

       (c)    by either Purchaser or the Company, if any Governmental  Authority
shall have enacted, issued, promulgated, enforced or entered any legally binding
injunction,   order,  decree  or  ruling  (whether  temporary,   preliminary  or
permanent)  or taken any other  action  (including  the failure to have taken an action) which has become final and  non-appealable  and has the effect of making consummation  of the  Merger  illegal or  otherwise  preventing  or  prohibiting consummation of the Merger;

                                       43

       (d)    by Purchaser,  if neither  Purchaser nor Merger Sub is in material breach  of  its  obligations  under  this  Agreement,  and  if  (i)  any  of the representations and warranties of the Company herein become untrue or inaccurate such  that the  condition  set  forth in  paragraph  (f) of Annex A would not be satisfied,  or (ii) there has been a breach on the part of the Company of any of its  covenants  or  agreements  herein  such  that the  condition  set  forth in paragraph  (g) of Annex A would not be  satisfied,  and such breach (if curable)
has not been cured within twenty (20) days after notice to the Company;

       (e)    by  Company,   if  Company  is  not  in  material  breach  of  its
obligations  under this  Agreement,  and if (i) any of the  representations  and warranties of Purchaser or Merger Sub herein become untrue or inaccurate, except where the  failure  of such  representations  and  warranties  to be so true and correct  (without  giving  effect  to  any  limitation  as to  "materiality"  or
"Material Adverse Effect" set forth therein) would not be reasonably expected to have a Purchaser Material Adverse Effect on the date of this Agreement and as of the  expiration  of the Offer,  as if made at and as of such date (except to the extent  expressly made as of an earlier date, in which case as of such date), or
(ii) either Purchaser or Merger Sub shall have failed to perform in any material respect its obligations or to comply in any material respect with its agreements or covenants to be performed or complied  with by it under this  Agreement,  and such breach (if curable) has not been cured within twenty (20) days after notice to Purchaser or Merger Sub, as the case may be;

       (f)    by Purchaser, if the Board shall have (i) withdrawn or modified in a manner adverse to Purchaser the approval or  recommendation of the Offer, this
Agreement  and the Merger,  (ii)  recommended  or approved any Company  Takeover
Proposal, or (iii) entered into or publicly announced the Company's intention to enter into an agreement other than a confidentiality agreement with respect to a
Company Takeover Proposal;

       (g)    by Purchaser,  if any of the events set forth in subsection (e)(i)
of Annex A hereto shall have occurred; or

       (h)    by the Company, if the Board shall have withdrawn or modified in a manner adverse to Purchaser the approval or  recommendation  of the Offer,  this
Agreement and the Merger in accordance with Section 4.8 of this  Agreement,  but only (i) after  providing  written  notice to  Purchaser  (a "NOTICE OF SUPERIOR
OFFER") advising Purchaser that the Board has received a Company Superior Offer, specifying the material terms and conditions of such Company  Superior Offer and identifying the person making such Company Superior Offer, and (ii) if Purchaser does not, within three (3) business days of Purchaser's receipt of the Notice of
Superior  Offer,  make an offer  that the Board  determines,  in its good  faith judgment (after consultation with its advisors),  to be at least as favorable to the Company's  stockholders as the Superior Proposal;  PROVIDED that during such three  business  day period,  the  Company  shall  negotiate  in good faith with
Purchaser (to the extent  Purchaser  wishes to negotiate) to enable Purchaser to make such an  offer;  PROVIDED,  HOWEVER,  that any such  purported  termination pursuant to this Section  7.1(h) shall be void and of no force or effect  unless the Company  concurrently  with such  termination  pays to Purchaser the Company
Termination Fee and the Termination Expenses in accordance with Section 7.3; and
provided  FURTHER  that  Purchaser  and  Merger Sub  acknowledge  and agree that concurrently  with such  termination  the  Company  may enter into a  definitive agreement providing for implementation of such Company Superior Offer.

                                       44

7.2.   EFFECT OF TERMINATION.

       In the event of the  termination  of this  Agreement  pursuant to Section
7.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the provisions
of  this  Section  7.2,   Section  7.3  (Fees  and  Expenses)  and  Section  8.1
(Confidentiality) shall survive any such termination);  PROVIDED,  HOWEVER, that nothing  herein shall relieve any party from liability for any willful breach of any of its  representations,  warranties,  covenants or agreements  set forth in this Agreement prior to such termination.

7.3.   FEES AND EXPENSES.

       (a)    Except as  otherwise  set forth in this  Section 7.3, all Expenses incurred in connection  with this  Agreement and the  transactions  contemplated hereby shall be paid by the party  incurring such  expenses,  whether or not the
Merger  or any  other  related  transaction  is  consummated.  As  used  in this
Agreement,  "EXPENSES"  shall  include  all  reasonable  out-of-pocket  expenses
(including all fees and expenses of counsel,  accountants,  investment  bankers, financing sources, experts and consultants to a party hereto and its affiliates)
incurred  by a party or on its  behalf  in  connection  with or  related  to the authorization,  preparation,  negotiation,  execution  and  performance  of this
Agreement, the preparation, printing, filing and mailing of the Proxy Statement, if any, the solicitation of stockholder  approvals and all other matters related to the  closing  of the  Merger and the other  transactions.  Purchaser  and the
Company shall each pay one-half of the filing fee in connection  with the filing by Purchaser and the Company under the HSR Act.

       (b)    The Company agrees that if this Agreement shall be terminated:

              (i)    by  Purchaser  pursuant  to  Section  7.1(d),  then (A) the
Company  shall pay  Purchaser  the  Termination  Expenses (as defined in Section
7.3(d) below) and (B) if, concurrently with such termination or within 12 months of the Termination Date, the Company enters into, or submits to the stockholders of the Company for  adoption,  an agreement  with respect to a Company  Takeover
Proposal, or a Company Takeover Proposal is consummated,  then the Company shall also pay Purchaser  the Company  Termination  Fee (as defined in Section  7.3(d)
below);

              (ii)   by Purchaser  pursuant to Section  7.1(f) or (g),  then (so long as neither  Purchaser  nor Merger Sub was in material  breach of any of its representations, warranties or covenants in this Agreement as of the Termination
Date) the  Company  shall pay  Purchaser  the  Company  Termination  Fee and the
Termination Expenses; or

              (iii)  by the Company pursuant to Section 7.1(h), then the Company shall pay Purchaser the Company  Termination  Fee and the  Termination  Expenses
(which  Company   Termination  Fee  and  Termination   Expenses  shall  be  paid
concurrently with such termination).

       (c)    The  Company  Termination  Fee shall be paid to  Purchaser  or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the  effectiveness  of a termination  of this Agreement by the
Company  pursuant to Section  7.1(h) and (ii) within two business days after the date of the event  giving  rise to the  obligation  to make such  payment in all

                                       45

other circumstances.  The Termination Expenses shall be paid to Purchaser or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the  effectiveness  of a termination  of this Agreement by the
Company pursuant to Section 7.1(h) and (ii) otherwise,  within two business days after  receipt by the Company of reasonable  documentation  with respect to such
Termination  Expenses.  In no event  shall the  Company be required to pay under
Section 7.3(b) an amount in the aggregate in excess of $6,000,000.

       (d)    For  purposes of this  Agreement,  (i) "COMPANY  TERMINATION  FEE"
means an amount equal to $5,000,000  and (ii)  "TERMINATION  EXPENSES"  means an amount, not to exceed $1,000,000, equal to the reasonably documented Expenses of
Purchaser and Merger Sub.

       (e)    Each of the Company and Purchaser acknowledges that the agreements contained  in  this  Section  7.3  are an  integral  part  of  the  transactions contemplated by this Agreement.  In the event that the Company shall fail to pay the Company  Termination Fee or any  Termination  Expenses when due, the Company shall  reimburse  Purchaser  for all  reasonable  costs  and  expenses  actually incurred or accrued by such other party (including  reasonable fees and expenses of counsel) in connection  with the  collection  under and  enforcement  of this
Section  7.3.  Notwithstanding  anything  to the  contrary  in  this  Agreement,
Purchaser's  right  to  receive  payment  of the  Company  Termination  Fee  and
Termination  Expenses pursuant to this Section 7.3 shall be the exclusive remedy of Purchaser  and Merger Sub for the loss suffered as a result of the failure of the Merger and the other transactions to be consummated, and upon payment of the
Company Termination Fee and Termination Expenses in accordance with this Section
7.3, the Company shall have no further  liability or  obligation  relating to or arising out of this Agreement or the transactions  contemplated  thereby (except with respect to the second  sentence of this Section  7.3(e) and with respect to
Section 8.1).

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1.   CONFIDENTIALITY.

       Unless (i) otherwise expressly provided in this Agreement,  (ii) required by  applicable  Law or  regulatory  authority,  (iii)  necessary  to secure  any required Consents as to which the other party has been advised or (iv) consented to in writing  by  Purchaser  and the  Company,  any  information  or  documents furnished in  connection  herewith  shall be kept strictly  confidential  by the
Company,  Purchaser  and their  respective  officers,  directors,  employees and agents.  Prior to any disclosure pursuant to the preceding  sentence,  the party intending to make such disclosure shall use its commercially  reasonable efforts to  consult  with the  other  party  regarding  the  nature  and  extent  of the disclosure.  Nothing  contained herein shall preclude  disclosures to the extent necessary  to  comply  with  accounting,  SEC and other  disclosure  obligations
imposed  by  applicable   Law.  To  the  extent   required  by  such  disclosure
obligations,  Purchaser  or the  Company,  after a party  uses its  commercially reasonable  efforts to  consult  with the other  party,  may file with the SEC a
Report on Form 8-K  pursuant to the  Exchange  Act with respect to the Offer and the Merger, which report may include,  among other things,  financial statements and pro forma financial  information with respect to the other party.  Purchaser and the Company shall cooperate with the other and provide such  information and documents as may be required in connection with any filings with the SEC. In the

                                       46

event the Merger is not  consummated,  each party shall  return to the other any documents  furnished  by the other and all copies  thereof  any of them may have made and will hold in absolute  confidence  any  information  obtained  from the other party  except to the extent (i) such party is  required  to disclose  such information  by Law or such  disclosure  is  necessary  in  connection  with the pursuit  or defense of a claim,  (ii) such  information  was known by such party prior to such  disclosure or was thereafter  developed or obtained by such party independent  of such  disclosure  or (iii) such  information  becomes  generally available to the public  other than by breach of this Section 8.1.  Prior to any disclosure  of  information  pursuant  to the  exception  in  clause  (i) of the preceding sentence, the party intending to disclose the same shall so notify the party  which  provided  the same in order that such party may seek a  protective order or other appropriate remedy should it choose to do so.

8.2.   AMENDMENT AND MODIFICATION.

       This Agreement may be amended, modified or supplemented only by a written agreement among the Company, Purchaser and Merger Sub.

8.3.   WAIVER OF COMPLIANCE; CONSENTS.

       Any failure of the Company, on the one hand, or Purchaser and Merger Sub, on the other  hand,  to  comply  with any  obligation,  covenant,  agreement  or condition  herein may be waived by Purchaser on the one hand,  or the Company on the other hand, only by a written  instrument  signed by the party granting such waiver,  but such waiver or failure to insist upon strict  compliance  with such obligation,  covenant,  agreement or condition shall not operate as a waiver of, or estoppel  with respect to, any  subsequent  or other  failure.  Whenever this
Agreement requires or permits consent by or on behalf of any party hereto,  such consent shall be given in writing in a manner  consistent with the  requirements for a waiver of compliance as set forth in this Section 8.3.

8.4.   SURVIVAL.

       The respective representations,  warranties,  covenants and agreements of the Company  and  Purchaser  contained  herein or in any  certificates  or other documents  delivered  prior to or at the Closing shall survive the execution and
delivery  of  this  Agreement,   notwithstanding   any  investigation   made  or
information  obtained by the other party,  but shall  terminate at the Effective
Time,  except for those covenants  contained in Sections 1.6(b),  1.7, 1.8, 1.9,
1.11,  1.12,  5.4,  5.5,  7.3 and 8.1  hereof,  which shall  survive  beyond the
Effective Time in accordance with their terms.

8.5.   NOTICES.

       All notices and other  communications  hereunder  shall be in writing and shall be deemed to have been duly given when delivered in person,  by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding  business day when sent by registered or certified mail
(postage  prepaid,  return receipt  requested) to the respective  parties at the following  addresses (or at such other address for a party as shall be specified by like notice):

       (i)    if to the Company, to:

                                       47

                     Fox & Hound Restaurant Group
                     1551 North Waterfront Parkway, Suite 310
                     Wichita, Kansas  67206
                     Attention: Steve Johnson, CEO
                     Facsimile: 316-634-6060

              with a copy to (but  which  shall  not  constitute  notice  to the
              Company):

                     King & Spalding LLP
                     191 Peachtree Street
                     Atlanta, GA 30303-1763
                     Attention: John D. Capers, Jr., Esq.
                     Facsimile: 404-572-5100

              and

                     Foulston Siefkin LLP
                     1551 N. Waterfront Parkway
                     Suite 100
                     Wichita, Kansas  67206 4466
                     Attention: William R. Wood II, Esq.
                     Facsimile: 316-267-6345

              (ii)   if to Purchaser or Merger Sub, to:

                     F&H Acquisition Corp.
                     c/o Newcastle Partners, L.P.
                     300 Crescent Court, Suite 1110
                     Dallas, Texas  75201
                     Attention: Mark E. Schwarz
                     Facsimile:  214-661-7474

with a copy to (but which shall not constitute notice to Purchaser or Merger Sub)

                     Olshan Grundman Frome Rosenzweig & Wolosky LLP
                     Park Avenue Tower
                     65 East 55th Street
                     New York, New York  10022
                     Attention: Steven Wolosky, Esq.
                     Facsimile: (212) 451-2222

                                       48

8.6.   BINDING EFFET; ASSIGNMENT.

       This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their  respective  successors and permitted  assigns.  Neither this Agreement nor any of the rights,  interests or obligations  hereunder  shall be assigned by any of the parties  hereto prior to the  Effective  Time,  without the prior  written  consent of the other  parties hereto.

8.7.   GOVERNING LAW.

       This  Agreement  shall be deemed to be made in, and in all respects shall be  interpreted,  construed and governed by and in accordance  with the internal laws  of,  the  State  of  Delaware,  without  regard  to the  conflicts  of law principles thereof.

8.8.   COUNTERPARTS.

       This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9.   INTERPRETATION.

       The article and section  headings  contained in this Agreement are solely for the purpose of  reference,  are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.  As used in this  Agreement,  (i) the  term  "PERSON"  shall  mean  and  include  an individual, a partnership,  a joint venture, a corporation,  a limited liability company, a trust, an association, an unincorporated organization, a Governmental
Authority and any other entity, (ii) unless otherwise specified herein, the term
"AFFILIATE,"  with  respect to any  person,  shall mean and  include  any person controlling,  controlled by or under common control with such person,  (iii) the term  "SUBSIDIARY" of any specified person shall mean any corporation any of the outstanding  voting power of which, or any partnership,  joint venture,  limited liability  company or other entity any of the total equity interest of which, is directly or indirectly  owned by such specified  person,  other than in any such case any  entity  which  may be deemed to be a  "subsidiary"  of such  specified person  solely by reason of the  ownership of equity  securities  of such entity which are registered  under the Exchange Act and held by such  specified  person for investment  purposes only, (iv) the term "KNOWLEDGE," when used with respect to the Company,  shall mean the  knowledge of the  directors and officers of the
Company  (without  a duty  to  investigate)  and,  when  used  with  respect  to
Purchaser,  shall mean the knowledge of the directors and officers of Purchaser, and (v) the term  "INCLUDING"  shall mean "including,  without  limitation." The parties  have  participated  jointly in the  negotiation  and  drafting  of this
Agreement.  Consequently,  in the event an  ambiguity  or  question of intent or interpretation  arises,  this Agreement shall be construed as if drafted jointly by the  parties  hereto,  and no  presumption  or  burden of proof  shall  arise favoring or  disfavoring  any party by virtue of the authorship of any provision of this Agreement.

                                       49

8.10.  ENTIRE AGREEMENT.

       This  Agreement  and the  documents  or  instruments  referred to herein, including, but not limited to, the Exhibit(s) attached hereto and the Disclosure
Schedules  referred to herein,  which  Exhibit(s) and  Disclosure  Schedules are incorporated  herein by  reference,  any other  written  agreement  entered into contemporaneously  herewith, and the Confidentiality  Agreement,  dated December
13, 2005, between the Company and the Sponsors (the "CONFIDENTIALITY AGREEMENT")
embody the entire  agreement and  understanding of the parties hereto in respect of the subject matter contained  herein.  There are no  restrictions,  promises, representations,  warranties,  covenants,  or  undertakings,  other  than  those expressly  set forth or  referred  to  herein.  This  Agreement  and such  other agreements  supersede all prior  agreements and the  understandings  between the parties with respect to such subject matter.

8.11.  SEVERABILITY.

       In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the  jurisdiction  involved,  only to the extent necessary to render the same valid, legal and enforceable,  and the validity,  legality and enforceability of the  remaining  provisions  hereof  shall not in any way be affected or impaired thereby nor shall the validity,  legality or enforceability of such provision be affected thereby in any other jurisdiction.

8.12.  SPECIFIC PERFORMANCE.

       The parties hereto agree that irreparable damage would occur in the event that any of the  provisions of this  Agreement  were not performed in accordance with their specific terms or were otherwise breached.  Accordingly,  the parties further agree that each party shall be entitled to an injunction or  restraining order to prevent  breaches of this  Agreement  and to enforce  specifically  the terms  and  provisions  hereof in any  court of the  United  States or any state having  jurisdiction,  this being in  addition  to any other  right or remedy to which such party may be entitled under this Agreement, at law or in equity.

8.13.  ATTORNEYS' FEES.

       If any legal action or any  arbitration is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection  with this  Agreement,  the prevailing  party shall be entitled to recover  reasonable  attorneys' fees and all other reasonable costs and expenses incurred in that action or proceeding,  in addition to any other relief to which it may be entitled.

8.14.  THIRD PARTIES.

       Nothing  contained  in this  Agreement or in any  instrument  or document executed by any party in connection with the  transactions  contemplated  hereby shall  create any rights in, or be deemed to have been  executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party, except for Indemnified Parties pursuant to, as provided by and in  accordance  with the  provisions  of Sections 5.4 and 5.5(b)
hereof.

                                       50

8.15.  OBLIGATION OF PURCHASER AND THE SPONSORS.

       Whenever this Agreement  requires Merger Sub or Surviving  Corporation to take any action,  such requirement  shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub or Surviving  Corporation to take such action. The Sponsors shall, jointly and severally,  guarantee all obligations of
Purchaser and Merger Sub.

                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement and  Plan of  Merger  to be  signed  and  delivered  by  their  respective  duly authorized officers as of the date first above written.

                                   FOX & HOUND RESTAURANT GROUP

                                   By: /s/ Steven Johnson
                                       -----------------------------------------
                                       Name:Steven Johnson
                                       Title: Chief Executive Officer

                                   F&H ACQUISITION CORP.

                                   By: /s/ Mark E. Schwarz
                                       -----------------------------------------
                                       Name:   Mark E. Schwarz
                                       Title:  President and Chief Executive
                                                Officer

                                   NPSP ACQUISITION CORP.

                                   By: /s/ Mark E. Schwarz
                                       -----------------------------------------
                                       Name:   Mark E. Schwarz
                                       Title:  President and Chief Executive
                                                Officer

                                   FOR PURPOSES OF SECTION 8.15 ONLY:

                                   NEWCASTLE PARTNERS, L.P.

                                   By: Newcastle Capital Management, L.P.
                                       its General Partner

                                   By: Newcastle Capital Group, L.L.C.
                                       its General Partner

                                   By: /s/ Mark E. Schwarz
                                       -----------------------------------------
                                       Name:  Mark E. Schwarz
                                       Title:  Managing Member

                                   STEEL PARTNERS II, L.P.

                                   By: Steel Partners, L.L.C.
                                       General Partner

                                   By: /s/ Warren G. Lichtenstein
                                       -----------------------------------------
                                       Name:  Warren G. Lichtenstein
                                       Title:  Managing Member

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                     ANNEX A
                             Conditions to the Offer

       The capitalized  terms used but not defined in this Annex A and which are defined in the  attached  Agreement  and Plan of Merger  shall have the meanings ascribed to such terms in such  attached  agreement.  Notwithstanding  any other provision  of the Offer,  Merger Sub shall not be required to accept for payment or, subject to any applicable  rules and regulations of the SEC,  including Rule
14e-1(c) promulgated under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the  offer),  pay for,  any  Shares  tendered  pursuant  to the Offer if (i) the
Minimum Condition shall not have been satisfied at any scheduled expiration date of the Offer or (ii)  immediately  prior to the expiration of the Offer,  any of the following conditions shall exist:

       (a) there shall have been entered, enforced,  instituted or issued by any
Governmental   Authority,   any  legally  binding  judgment,   order,  temporary
restraining  order,  temporary  or  permanent  injunction,  ruling,  proceeding, action, suit, charge or decree: which (i) makes illegal, prevents,  restrains or prohibits  the making of the Offer,  the  acceptance  for payment of, or payment for,  any  Shares  by  Purchaser,  the  Merger  Sub or any  other  affiliate  of
Purchaser,  or the  consummation of the Merger or any of the other  transactions contemplated  by the  Agreement;  (ii)  prohibits  or limits  the  ownership  or operation by the Company,  Purchaser or any of their  subsidiaries of all or any material  portion of the business or assets of the Company,  Purchaser or any of their subsidiaries;  (iii) imposes limitations on the ability of Purchaser,  the
Merger Sub or any other  affiliate  of  Purchaser  to  exercise  full  rights of ownership of any Shares,  including,  without limitation,  the right to vote any
Shares  acquired  by the  Purchaser  or  Merger  Sub  pursuant  to the  Offer or otherwise on all matters  presented to the  Company's  stockholders,  including, without  limitation,  the approval and adoption of the Agreement and the Merger;
(iv) would  reasonably be expected to require  divestiture by Purchaser,  Merger
Sub or any other  affiliate of Purchaser of any Shares;  or (v) which  otherwise would  reasonably  be expected to have a Company  Material  Adverse  Effect or a
Purchaser Material Adverse Effect;

       (b) there shall have been any Law, statute, rule, regulation, legislation or interpretation of any nature enacted, enforced,  promulgated or issued by any
Governmental Authority or deemed by any Governmental Authority applicable to (i)
Purchaser,  the Company or any  subsidiary  or  affiliate  of  Purchaser  or the
Company  or  (ii)  any  transaction  contemplated  by the  Agreement,  which  is reasonably likely to result, directly or indirectly,  in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

       (c)  there  shall  have  occurred  any  changes,  conditions,  events  or developments that would have, or be reasonably  likely to have,  individually or in the aggregate, a Company Material Adverse Effect;

       (d)  there  shall  have  occurred  (i)  any  general  suspension  of,  or limitation on prices for,  trading in securities on the New York Stock  Exchange or the Nasdaq  Stock  Market,  other than a shortening  of trading  hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index,  (ii) a declaration  of a banking  moratorium or any suspension  of payments in respect of banks in the United  States,  or (iii) any limitation  (whether or not  mandatory)  on the  extension of credit by banks or

                                       A-1

other lending  institutions  in the United States or a disruption of or material adverse  change in either the  syndication  market for credit  facilities or the financial, banking or capital markets;

       (e) (i) it shall have been publicly  disclosed,  or Purchaser  shall have otherwise  learned,  that any person,  other than Purchaser or Merger Sub, shall have  acquired or entered into a definitive  agreement or agreement in principle to acquire beneficial  ownership  (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then  outstanding  Shares,  or shall have been granted any option,  right or warrant,  conditional or otherwise,  to acquire  beneficial  ownership of 50% or more of any of the then  outstanding  Shares,  or (ii) the  Board,  the  Special
Committee or any other committee  thereof shall have (A) withdrawn,  modified or changed,  in a manner adverse to Purchaser or Merger Sub, the  recommendation by such  Board or  approval  by such  committee  of the  Offer,  the  Merger or the
Agreement,  (B)  approved or  recommended,  or  proposed  publicly to approve or recommend, a Company Takeover Proposal, (C) caused the Company to enter into any agreement relating to any Company Takeover  Proposal,  or (D) resolved to do any of the foregoing;

       (f) the  representations  and  warranties of the Company (i) set forth in the Agreement  (other than Section 2.2(a) and 2.4) shall not be true and correct except where the failure of such  representations  and  warranties to be so true and correct  (without  giving effect to any  limitation as to  "materiality"  or
"Material Adverse Effect" set forth therein) would not be reasonably expected to have a Company Material Adverse Effect and (ii) set forth in Sections 2.2(a) and
2.4 shall not be true and correct in all  material  respects in each case on the date of this Agreement and as of the expiration of the Offer,  as if made at and as of such date (except to the extent  expressly  made as of an earlier date, in which  case  as of such  date)  (it  being  understood  that,  for  purposes  of determining the accuracy of such  representations and warranties,  any update of or  modification  to the Company  Disclosure  Schedule made or purported to have been made after the date of the Agreement shall be disregarded);

       (g) the Company shall have failed to perform in any material  respect its obligations  or to  comply  in any  material  respect  with  its  agreements  or covenants to be performed or complied with by it under the Agreement;

       (h) the  Agreement  shall have been  terminated  in  accordance  with its terms;

       (i)  there  shall  have  been   instituted  or  pending  any  stockholder
derivative  litigation  or  stockholder  class  action  litigation  against  the
Company,  its subsidiaries or its executive  officers or directors,  which would reasonably be expected to have a Company Material Adverse Effect;

       (j) the applicable  waiting  period,  if any, under the HSR Act shall not have expired or been terminated; or

       (k) the LLCP  Merger  Agreement  shall  not have been  terminated  by the
Company.

       The foregoing conditions are for the sole benefit of Purchaser and Merger
Sub  and  may  be  asserted  by  Purchaser  or  Merger  Sub  regardless  of  the circumstances giving rise to any such condition or may be waived by Purchaser or
Merger  Sub in  whole  or in part at any  time  and  from  time to time in their

                                       A-2

reasonable  discretion.  The failure by  Purchaser  or Merger Sub at any time to exercise  any of the  foregoing  rights shall not be deemed a waiver of any such right;  the waiver of any such right with respect to particular  facts and other circumstances  shall not be deemed a waiver with  respect to any other facts and circumstances;  and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                      A-3